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                                                                   EXHIBIT 10.15
                              [LOGO OF GREYROCK]




                          Loan and Security Agreement

Borrower:  Mpath Interactive, Inc.
Address:   665 Clyde Avenue
           Mountain View, California 94043



Date:      July 29, 1998


This Loan and Security Agreement is entered into on the above date between GREYROCK BUSINESS CREDIT, a Division of NationsCredit Commercial Corporation
(GBC), whose address is 10880 Wilshire Blvd., Suite 950, Los Angeles, CA 90024 and the borrower named above (Borrower), whose chief executive office is located at the above address (Borrower's Address). The Schedule to this Agreement (the Schedule) being signed concurrently is an integral part of this Agreement. (Definitions of certain terms used in this Agreement are set forth in Section 8 below.)

1.  LOANS.

  1.1 Loans. GBC will make loans to Borrower (the Loans), in amounts determined by GBC in its commercially reasonable discretion pursuant to the terms of this Agreement, up to the amounts (the Credit Limit) shown on the Schedule, provided no Default or Event of Default has occurred and is continuing; and provided further that, subject to the foregoing, the amounts being loaned by GBC to Borrower on account of the Equipment Loan and the Term Loan shall be the amounts set forth in the Schedule and in the Secured Promissory Note, respectively. If at any time or for any reason the total of all outstanding Loans and all other Obligations exceeds the Credit Limit, Borrower shall immediately pay the amount of the excess to GBC, without notice or demand.

  *     commercially reasonable

  **    pursuant to the terms of this Agreement

  ***   ; and provided further that, subject to the foregoing, the amounts being loaned by GBC to Borrower on account of the Equipment Loan and the Term Loan shall be the amounts set forth in the Schedule and in the Secured Promissory Note, respectively

  1.2 Interest. All Loans and all other monetary Obligations shall bear interest at the rate shown on the Schedule, except where expressly set forth to the contrary in this Agreement or in another written agreement signed by GBC and Borrower. Interest shall be payable monthly, on the last day of the month. Interest may, in GBC's discretion, be charged to Borrower's loan account, and the same shall thereafter bear interest at the same rate as the other Loans.

  1.3 Fees. Borrower shall pay GBC the fee(s) shown on the Schedule, which are in addition to all interest and other sums payable to GBC and are not refundable.

2.  SECURITY INTEREST.

  2.1 Security Interest. To secure the payment and performance of all of the Obligations when due, Borrower hereby grants to GBC a security interest in all of Borrower's interest in the following, whether now owned or hereafter acquired, and wherever located (collectively, the Collateral): All Inventory, Equipment, Receivables, and General Intangibles, including, without limitation, all of Borrower's Deposit Accounts, all money, all collateral in which GBC is granted a security interest pursuant to any other present or future agreement, all property now or at any time in the future in GBC's possession, and all proceeds (including proceeds of any insurance policies, proceeds of proceeds and claims against third parties), all products of the foregoing, and all books and records related to any of the foregoing.

3.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE BORROWER.

  In order to induce GBC to enter into this Agreement and to make Loans, Borrower represents and warrants to GBC as follows, and Borrower covenants that the following representations will continue to be true, and that Borrower will at all times comply with all of the following covenants:

  * until full and final payment and satisfaction of all of the Obligations and Loans

  3.1 Corporate Existence and Authority. Borrower, if a corporation, is and will continue to be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Borrower is and will continue to be qualified and licensed to do business in all jurisdictions in which any failure to do so would have a material adverse effect on Borrower. The execution, delivery and performance by Borrower of this Agreement,

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and all other documents contemplated hereby (i) have been duly and validly authorized, (ii) are enforceable against Borrower in accordance with their terms (except as enforcement may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally), (iii) do not violate Borrower's articles or certificate of incorporation, or Borrower's by-laws, or any law or any material agreement or instrument which is binding upon Borrower or its property, and (iv) do not constitute grounds for acceleration of any material indebtedness or obligation under any material agreement or instrument which is binding upon Borrower or its property.

  3.2 Name; Trade Names and Styles. The name of Borrower set forth in the heading to this Agreement is its correct name. Listed on the Schedule are all prior names of Borrower and all of Borrower's present and prior trade names. Borrower shall give GBC 30 days' prior written notice before changing its name or doing business under any other name. Borrower has complied, and will in the future comply, with all laws relating to the conduct of business under a fictitious business name.

  3.3 Place of Business; Location of Collateral. The address set forth in the heading to this Agreement is Borrower's chief executive office. In addition, Borrower has places of business and Collateral is located only at the locations set forth on the Schedule. Borrower will give GBC at least 30 days prior written notice before opening any additional place of business, changing its chief executive office, or moving any of the Collateral to a location other than Borrower's Address or one of the locations set forth on the Schedule*.

  * ; provided, however, that Collateral may be moved, within the State of California, from one office of Borrower to another office of Borrower, in the ordinary course of business, without notice therreof to GBC.

  3.4 Title to Collateral; Permitted Liens. Borrower is now, and will at all times in the future be, the sole owner of all the Collateral, except for items of Equipment which are leased by Borrower. The Collateral now is and will remain free and clear of any and all liens, charges, security interests, encumbrances and adverse claims, except for Permitted Liens. GBC now has, and will continue to have, a first-priority perfected and enforceable security interest in all of the Collateral, subject only to the Permitted Liens, and Borrower will at all times defend GBC and the Collateral against all claims of others. So long as any Loan is Outstanding which is a term loan, none of the Collateral now is or will be affixed to any real property in such a manner, or with such intent, as to become a fixture. Borrower is not and will not become a lessee under any real property lease pursuant to which the lessor may obtain any rights in any of the Collateral and no such lease now prohibits, restrains, impairs or will prohibit, restrain or impair Borrower's right to remove any Collateral from the leased premises. Whenever any Collateral is located upon premises in which any third party has an interest (whether as owner, mortgagee, beneficiary under a deed of trust, lien or otherwise), Borrower shall use commercially reasonable efforts to cause such third party to execute and deliver to GBC, in form acceptable to GBC, such waivers and subordinations as GBC shall specify, so as to ensure that GBC's rights in the Collateral are, and will continue to be, superior to the rights of any such third party. Borrower will keep in full force and effect, and will comply with all the terms of, any lease of real property where any of the Collateral now or in the future may be located.

  *     commercially reasonable

  3.5 Maintenance of Collateral. Borrower will maintain the Collateral in good working condition, ordinary wear and tear excepted, and Borrower will not use the Collateral for any unlawful purpose. Borrower will immediately advise GBC in writing of any material loss or damage to the Collateral.

  3.6 Books and Records. Borrower has maintained and will maintain at Borrower's Address complete and accurate books and records as required by GAAP, comprising an accounting system in accordance with generally accepted accounting principles.

  *     as required by GAAP

  3.7 Financial Condition, Statements and Reports. All financial statements now or in the future delivered to GBC have been, and will be, prepared in conformity with generally accepted accounting principles and now and in the future will completely and fairly reflect the financial condition of Borrower, at the times and for the periods therein stated. Between the last date covered by any such statement provided to GBC and the date hereof, there has been no material adverse change in the financial condition or business of Borrower. Borrower is now and will continue to be solvent.

  3.8 Tax Returns and Payments; Pension Contributions. Borrower has timely filed, and will timely file, all tax returns and reports required by applicable law, and Borrower has timely paid, and will timely pay, all applicable taxes, assessments, deposits and contributions now or in the future owed by Borrower. Borrower may, however, defer payment of any contested taxes, provided that Borrower (i) in good faith contests Borrower's obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (ii) notifies GBC in writing of the commencement of, and any material development in, the proceedings, and (iii) posts bonds or takes any other steps required to keep the contested taxes from becoming a lien upon any of the Collateral. Borrower is unaware of any claims or adjustments proposed for any of Borrower's prior tax years which could result in additional taxes becoming due and payable by Borrower. Borrower has paid, and shall continue to pay all amounts necessary to fund all present and future pension, profit sharing and deferred compensation plans in accordance with their terms, and Borrower has not and will not withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect

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to, any such plan which could result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or any other governmental agency. Borrower shall, at all times, utilize the services of an outside payroll service providing for the automatic deposit of all payroll taxes payable by Borrower.

  3.9 Compliance with Law. Borrower has complied, and will comply, in all material respects, with all provisions of all applicable laws and regulations, including, but not limited to, those relating to Borrower's ownership of real or personal property, the conduct and licensing of Borrower's business, and all environmental matters.

  3.10 Litigation. Except as disclosed in the Schedule, there is no claim, suit, litigation, proceeding or investigation pending or (to best of Borrower's knowledge) threatened by or against or affecting Borrower in any court or before any governmental agency (or any basis therefor known to Borrower) which may result, either separately or in the aggregate, in any material adverse change in the financial Condition or business of Borrower, or in any material impairment in the ability of Borrower to carry on its business in substantially the same manner as it is now being conducted. Borrower will promptly inform GBC in writing of any claim, proceeding, litigation or investigation in the future threatened or instituted by or against Borrower involving any single claim of $50,000 or more, or involving $100.000 or more in the aggregate.

  3.11 Use of Proceeds. All proceeds of all Loans shall be used solely for lawful business purposes.

4.  RECEIVABLES.

  4.1 Representations Relating to Receivables. Borrower represents and warrants to GBC as follows: Each Receivable with respect to which Loans are requested by Borrower shall, on the date each Loan is requested and made, represent an undisputed, bona fide, existing, unconditional obligation of the Account Debtor created by the sale, delivery, and acceptance of goods or the rendition of services, in the ordinary course of Borrower's business.

  4.2 Representations Relating to Documents and Legal Compliance. Borrower represents and warrants to GBC as follows: All statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing the Receivables are and shall be true and correct and all such invoices, instruments and other documents and all of Borrower's books and records are and shall be genuine and in all respects what they purport to be. and all of Borrower's signatories and endorsers have the capacity to contract. All sales and other transactions underlying or giving rise to each Receivable shall comply with all applicable laws and governmental rules and regulations. All of Borrower's signatures and endorsements on all documents, instruments, and agreements relating to all Receivables are and shall be genuine, and all such documents, instruments and agreements are and shall be legally enforceable in accordance with their terms.

  *     of Borrower's

  4.3 Schedules and Documents relating to Receivables. Borrower shall deliver to GBC transaction reports and loan requests, schedules and assignments of all Receivables, and schedules of collections, all on GBC's standard forms' provided, however, that Borrower's failure to execute and deliver the same shall not affect or limit GBC's security interest and other rights in all of Borrower's Receivables, nor shall GBC's failure to advance or lend against a specific Receivable affect or limit GBC's security interest and other rights therein. Together with each such schedule and assignment, or later if requested by GBC, Borrower shall furnish GBC with copies (or, at GBC's request, originals) of all contracts, orders, invoices, and other similar documents, and all original shipping instructions, delivery receipts, bills of lading, and other evidence of delivery, for any goods the sale or disposition of which gave rise to such Receivables, and Borrower warrants the genuineness of all of the foregoing*. Borrower shall also furnish to GBC an aged accounts receivable trial balance in such form and at such intervals as GBC shall request. In addition, Borrower shall deliver to GBC the originals of all instruments, chattel paper, security agreements, guarantees and other documents and property evidencing or securing any Receivables, immediately upon receipt thereof and in the same form as received, with all necessary indorsements.

  * ; provided, however, that except where needed by GBC in order to verify, or effectuate the collection of, Receivables, Borrower shall not be required to provide that portion of contracts with Borrower's account debtors that Borrowr has agreed not to reveal. To the extent Borrower provides GBC with any information that Borrower haas contracted to keep confidential, and advises GBC of such confidentiality, GBC shall take reasonable efforts to keep such information confidential but shall be entitiled to use such information in order to verify, or effectuate the collectionof, Receivables and shall be permitted to provide such information in court and in response to legal process (e.g., subpeona). For purposeds of this Section 4.3, "reasonable efforts" on the part of GBC shall mean informing its employees and agents that receive such confidential information of the confidential nature of such information and that they are not to disclose or use such information except for the purposes, and under the circumstances, provided in this Section 4.3

  4.4 Collection of Receivables. Borrower shall have the right to collect all Receivables, unless and until a Default or an Event of Default has occurred. Borrower shall hold all payments on, and proceeds of, Receivables in trust for GBC, and Borrower shall deliver all such payments and proceeds to GBC, within two Business Days* after receipt of the same, in their original form, duly endorsed, to be applied to the Obligations in such order as GBC shall determine.

  *     two Business Days

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  4.5   Disputes. Borrower shall notify GBC promptly of all disputes or claims relating to Receivables on the regular reports to GBC. Borrower shall not forgive, or settle any Receivable for less than payment in full, or agree to do any of the foregoing, except that Borrower may do so, provided that: (i) Borrower does so in good faith, in a commercially reasonable manner, in the ordinary course of business, and in arm's length transactions, which are reported to GBC on the regular reports provided to GBC; (ii) no Default or Event of Default has occurred and is continuing' and (iii) taking, into account all such settlements and forgiveness, the total outstanding Loans and other Obligations will not exceed the Credit Limit.

  4.6 Returns. Provided no Event of Default has occurred and is continuing, if any Account Debtor returns any Inventory to Borrower in the ordinary course of its business, Borrower shall promptly determine the reason for such return and promptly issue a credit memorandum to the Account Debtor in the appropriate amount (sending a copy to GBC). In the event any attempted return occurs after the occurrence of any Event of Default, Borrower shall (i) not accept any return without GBC's prior written consent, (ii) hold the returned Inventory in trust for GBC, (iii) segregate all returned Inventory from all of Borrower's other property, (iv)conspicuously label the returned Inventory as GBC's property, and
(v) immediately notify GBC of the return of any Inventory, specifying the reason for such return, the location and condition of the returned Inventory, and on GBC's request deliver such returned Inventory to GBC.

  4.7 Verification. GBC may, from time to time, verify directly with the respective Account Debtors the validity, amount and other matters relating to the Receivables, by means of mail, telephone or otherwise, either in the name of Borrower or GBC or such other name as GBC may choose, and GBC or its designee may, at any time, notify Account Debtors that it has a security interest in the Receivables.

  4.8 No Liability. GBC shall not under any circumstances be responsible or liable for any shortage or discrepancy in, damage to, or loss or destruction of, any goods, the sale or other disposition of which gives rise to a Receivable, or for any error, act, omission, or delay of any kind occurring in the settlement, failure to settle, collection or failure to collect any Receivable, or for settling any Receivable in good faith for less than the full amount thereof, nor shall GBC be deemed to be responsible for any of Borrower's obligations under any contract or agreement giving rise to a Receivable. Nothing herein shall, however, relieve GBC from liability for its own gross negligence or willful misconduct.

5.  ADDITIONAL DUTIES OF THE BORROWER.

  5.1 Insurance. Borrower shall, at all times, insure all of the tangible personal property Collateral and carry such other business insurance, with insurers reasonably acceptable to GBC, in such form and amounts as GBC may reasonably require, and Borrower shall provide evidence of such insurance to GBC, so that GBC is satisfied that such insurance is, at all times, in full force and effect. All such insurance policies shall name GBC as an additional loss payee, and shall contain a lenders loss payee endorsement in form reasonably acceptable to GBC Upon receipt of the proceeds of any such insurance, GBC shall apply such proceeds in reduction of the Obligations as GBC shall determine in its sole discretion, except that, provided no Default or Event of Default has occurred and is continuing, GBC shall release to Borrower insurance proceeds with respect to Equipment totaling less than $100,000, which shall be utilized by Borrower for the re- placement of the Equipment with respect to which the insurance proceeds were paid. GBC may require reasonable assurance that the insurance proceeds so released will be so used. If Borrower fails to provide or pay for any insurance, GBC may, but is not obligated to, obtain the same at Borrower's expense. Borrower shall promptly deliver to GBC copies of all reports made to insurance companies.

  5.2 Reports. Borrower, at its expense, shall provide GBC with the written reports set forth in the Schedule, and such other written reports with respect to Borrower (including budgets, sales projections, operating plans and other financial documentation), as GBC shall from time to time reasonably specify.

  5.3 Access to Collateral, Books and Records. At reasonable times, and on one Business Day's notice, GBC, or its agents, shall have the right to inspect the Collateral, and the right to audit and copy Borrower's books and records. GBC shall take reasonable steps to keep confidential all information obtained in any such inspection or audit, but GBC shall have the right to disclose any such information to its auditors, regulatory agencies, and attorneys, and pursuant to any subpoena or other legal process. The foregoing inspections and audits shall be at Borrower's expense and the charge therefor shall be $600 per person per day (or such higher amount as shall represent GBC's then current standard charge for the same), plus reasonable out-of-pockets expenses. Borrower shall not be charged more than $3,000 per audit (plus reasonable out-of-pockets expenses), nor shall audits be done more frequently than four times per calendar year, provided that the foregoing limits shall not apply after the occurrence of a Default or Event of Default, nor shall they restrict GBC's right to conduct audits at its own expense (whether or not a Default or Event of Default has occurred). Borrower will not enter into any agreement with any accounting firm, service bureau or third party to store Borrower's books or records at any location other than Borrower's Address, without first obtaining GBC's written consent, which may be conditioned upon such accounting firm, service bureau or other third party agreeing to give GBC the same rights with respect to access to books and records and related rights as GBC has under this Agreement.

  5.4 Remittance of Proceeds. All proceeds arising from the sale or other disposition of any Collateral shall be delivered, in kind, by Borrower to GBC in the original

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form in which received by Borrower not later than the Following Business Day after receipt by Borrower, to be applied to the Obligations in such order as GBC shall determine; provided that, if no Default or Event of Default has occurred and is continuing, and if no term loan is outstanding hereunder, then Borrower shall not be obligated to remit to GBC the proceeds of the sale of Equipment which is sold in the ordinary course of business, in a good-faith arm's length transaction. Except for the proceeds of the sale of Equipment as set forth above, Borrower shall not commingle proceeds of Collateral with any of Borrower's other funds or property, and shall hold such proceeds separate and apart from such other funds and property and in an express trust for GBC. Nothing in this Section limits the restrictions on disposition of Collateral set forth elsewhere in this Agreement.

  5.5 Negative Covenants. Except as may be permitted in the Schedule, Borrower shall not, without GBC's prior written consent which cannot be unreasonably withheld, do any of the following: (i) merge or consolidate with another corporation or entity; (ii) acquire any assets, except in the ordinary course of business; (iii) enter into any other transaction outside the ordinary course of business; (iv) sell or transfer any Collateral, except that, provided no Default or Event of Default has occurred and is continuing, Borrower may (a) sell finished Inventory in the ordinary course of Borrower's business, (b) if no term loan is outstanding hereunder, sell Equipment in the ordinary course of business, in good-faith arm's length transactions**; (v) store any Inventory or other Collateral with any warehouseman or other third party; (vi) sell any Inventory on a sale-or-return, guaranteed sale, consignment, or other contingent basis; (vii) make any loans of any money or other assets: (viii) incur any debts, outside the ordinary course of business, which would have a material, adverse effect on Borrower or on the prospect of repayment of the Obligations;
(ix) guarantee or otherwise become liable with respect to the obligations of another party or entity: (x) pay or declare any dividends on Borrower's stock (except for dividends payable solely in stock of Borrower); (xi) redeem, retire, purchase or otherwise acquire, directly or indirectly, any of Borrower's stock***; (xii) make any change in Borrower's capital structure which would have a material adverse effect on Borrower or on the prospect of repayment of the Obligations; or (xiii) dissolve or elect to dissolve; or (xiv) agree to do any of the foregoing. ****

  *     which cannot be unreasonably withheld

  **    , and (c) license Collateral in the ordinary course of business

  ***   , other than repurchases of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for Borrower or any subsidiary pursuant to agreements under which Borrower has the option to repurchase such shares at no cost or at cost upon the occurrence of certain events, such as the termination of employement

  **** Notwithstanding any of the foregoing, Borrower shall have the right to obtain equity investments up to 34% of the total outstanding voting stock of Borrower without first obtaining GBC's approval.

  5.6 Litigation Cooperation. Should any third-party suit or proceeding be instituted by or against GBC with respect to any Collateral or in any manner relating to Borrower, Borrower shall, without expense to GBC, make available Borrower and its officers, employees and agents, and Borrower's books and records, without charge, to the extent that GBC may deem them reasonably necessary in order to prosecute or defend any such suit or proceeding.

  5.7 Notification of Changes. Borrower will promptly notify GBC in writing of any change in its officers or directors, the opening of any new bank account or other deposit account, and any material adverse change in the business or financial affairs of Borrower.

  5.8 Further Assurances. Borrower agrees, at its expense, on request by GBC, to execute all documents and take all actions, as GBC may deem reasonably necessary or useful in order to perfect and maintain GBC's perfected security interest in the Collateral, and in order to fully consummate the transactions contemplated by this Agreement.

  5.9 Indemnity. Borrower hereby agrees to indemnify GBC and hold GBC harmless from and against any and all claims, debts, liabilities, demands, obligations, actions, causes of action, penalties, costs and expenses (including attorneys' fees), of every nature, character and description, which GBC may sustain or incur based upon or arising out of any of the Obligations, any actual or alleged failure to collect and pay over any withholding or other tax relating to Borrower or its employees, any relationship or agreement between GBC and Borrower, any actual or alleged failure of GBC to comply with any writ of attachment or other legal process relating to Borrower or any of its property, or any other matter, cause or thing whatsoever occurred, done, omitted or suffered to be done by GBC relating to Borrower or the Obligations (except any such amounts sustained or incurred as the result of the gross negligence or willful misconduct of GBC or any of its directors, officers, employees, agents, attorneys, or any other person affiliated with or representing GBC). Notwithstanding any provision in this Agreement to the contrary, the indemnity agreement set forth in this Section shall survive any termination of this Agreement and shall for all purposes continue in full force and effect.

6.  TERM.

  6.1 Maturity Date. This Agreement shall continue in effect until the maturity date set forth on the Schedule (the Maturity Date); provided that the Maturity Date shall automatically be extended, and this Agreement shall automatically and continuously renew, for successive additional terms of one year each, unless one party gives written notice to the other, not less than sixty days prior to

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the next Maturity Date, that such party elects to terminate this Agreement effective on the next Maturity Date.

  6.2 Early Termination. This Agreement may be terminated prior to the Maturity Date as follows: (i) by Borrower, effective three Business Days after written notice of termination is given to GBC; or (ii) by GBC at any time after the occurrence of an Event of Default, without notice, effective immediately. If this Agreement is terminated by Borrower or by GBC under this Section 6.2, Borrower shall pay to GBC a termination fee (the Termination Fee) in the amount shown on the Schedule. The Termination Fee shall be due and payable on the effective date of termination and thereafter shall bear interest at a rate equal to the highest rate applicable to any of the Obligations.

  6.3 Payment of Obligations. On the Maturity Date or on any earlier effective date of termination, Borrower shall pay and perform in full all Obligations, whether evidenced by installment notes or otherwise, and whether or not all or any part of such Obligations are otherwise then due and payable. Without limiting the generality of the foregoing, if on the Maturity Date, or on any earlier effective date of termination, there are any outstanding letters of credit issued based upon an application, guarantee, indemnity or similar agreement on the part of GBC, then on such date Borrower shall provide to GBC cash collateral in an amount equal to 110% of the face amount of all such letters of credit plus all interest, fees and costs due or (in GBC's estimation) likely to become due in connection therewith, to secure all of the Obligations relating to said letters of credit, pursuant to GBC's then standard form cash pledge agreement. Notwithstanding any termination of this Agreement, all of GBC's security interests in all of the Collateral and all of the terms and provisions of this Agreement shall continue in full force and effect until all Obligations have been paid and performed in full; provided that, without limiting the fact that Loans are subject to the discretion of GBC, GBC may, in its sole discretion, refuse to make any further Loans after termination. No termination shall in any way affect or impair any right or remedy of GBC, nor shall any such termination relieve Borrower of any Obligation to GBC, until all of the Obligations have been paid and performed in full. Upon payment and performance in full of all the Obligations and termination of this Agreement, GBC shall promptly deliver to Borrower termination statements, requests for re-conveyances and such other documents as may be reasonably required to terminate GBC's security interests.

7.  EVENTS OF DEFA ULTAND REMEDIES.

  7.1 Events of Default. The occurrence of any of the following events shall constitute an Event of Default under this Agreement, and Borrower shall give GBC immediate written notice thereof: (a) Any warranty, representation, statement, report or certificate made or delivered to GBC by Borrower or any of Borrower's officers, employees or agents, now or in the future, shall be untrue or misleading at the time it is made in a material respect; or (b) Borrower shall fail to pay when due any Loan or any interest thereon or any other monetary Obligation; or (c) the total Loans and other Obligations outstanding at any time shall exceed the Credit Limit; or (d) Borrower shall fail to perform any non-monetary Obligation which by its nature cannot be cured; or (e) Borrower shall fail to perform any other non-monetary Obligation, which failure is not cured within 5 Business Days after the date performance is due; or (f) any levy, assessment, attachment, seizure, lien or encumbrance (other than a Permitted
Lien) is made on all or any part of the Collateral which is not cured within 10 days after the occurrence of the same; or (g) any default or event of default occurs under any obligation secured by a Permitted Lien, which is not cured within any applicable cure period or waived in writing by the holder of the Permitted Lien; or (h) Borrower breaches any material contract or obligation, which has or may reasonably be expected to have a material adverse effect on Borrower's business or financial condition; or (i) dissolution, termination of existence, insolvency or business failure of Borrower or any Guarantor; or appointment of a receiver, trustee or custodian, for all or any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding by Borrower or any Guarantor under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect; or (j) the commencement of any proceeding against Borrower or any Guarantor under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect, which is not cured by the dismissal thereof within 45 days after the date commenced; or (k) revocation or termination of, or limitation or denial of liability upon, any guaranty of the Obligations or any attempt to do any of the foregoing; or (1) revocation or termination of, or limitation or denial of liability upon, any pledge of any certificate of deposit, securities or other property or asset pledged by any third party to secure any or all of the Obligations, or any attempt to do any of the foregoing, or commencement of proceedings by or against any such third party under any bankruptcy or insolvency law; or (m) Borrower makes any payment on account of any indebtedness or obligation which has been subordinated to the Obligations other than as permitted in the applicable subordination agreement, or if any Person who has subordinated such indebtedness or obligations terminates or in any way limits or terminates its subordination agreement; or (n) there shall be a change in the record or beneficial ownership of an aggregate of more than 34% of the outstanding shares of stock of Borrower, in one or more transactions, compared to the ownership of outstanding shares of stock of Borrower in effect on the date hereof, without the prior written consent of GBC; or (o) Borrower shall generally not pay its debts as they become due, or Borrower shall conceal, remove or transfer any part of its property, with intent to hinder, delay or defraud its creditors, or make or suffer any transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or (p) there shall be a material adverse change in Borrower's business or financial condition. GBC may cease making any Loans hereunder during any of the above cure periods, and thereafter if an Event of Default has occurred.

  *     at the time it is made

  **    34%

  7.2 Remedies. Upon the occurrence and during the continuance of any Event of Default, and at any time thereafter, GBC, at its option, and without notice or demand of any kind (all of which are hereby expressly waived by Borrower), may do any one or more of the following: (a) Cease making Loans or otherwise extending credit to Borrower under this Agreement or any other document or agreement; (b) Accelerate and declare all or any part of the Obligations to be immediately due, payable, and performable, notwithstanding any deferred or installment payments allowed by any instrument evidencing or relating to any Obligation; (c) Take possession of any or all of the Collateral wherever it may be found, and for that purpose Borrower hereby authorizes GBC without judicial process to enter onto any of Borrower's premises without interference to search for, take possession of, keep, store, or remove any of the Collateral, and remain on the premises or cause a custodian to remain on the premises in exclusive control thereof, without charge for so long as GBC deems it reasonably necessary in order to complete the enforcement of its rights under this Agreement or any other agreement; provided, however, that should GBC seek to take possession of any of the Collateral by Court process, Borrower hereby irrevocably waives: (i) any bond and any surety or security relating thereto required by any statute, court rule or otherwise as an incident to such possession: (ii) any demand for possession prior to the commencement of any suit or action to recover possession thereof; and (iii) any requirement that GBC retain possession of, and not dispose of, any such Collateral until after trial or final judgment; (d) Require Borrower to assemble any or all of the Collateral and make it available to GBC at places designated by GBC which are reasonably convenient to GBC and Borrower, and to remove the Collateral to such locations as GBC may deem advisable; (e) Complete the processing, manufacturing or repair of any Collateral prior to a disposition thereof and, for such purpose and for the purpose of removal, GBC shall have the right to use Borrower's premises, vehicles, hoists, lifts, cranes, equipment and all other property without charge; (f) Sell, lease or otherwise dispose of any of the Collateral, in its condition at the time GBC obtains possession of it or after further manufacturing, processing or repair, at one or more public and/or private sales, in lots or in bulk, for cash, exchange or other property, or on credit, and to adjourn any such sale from time to time without notice other than oral announcement at the time scheduled for sale. GBC shall have the right to conduct such disposition on Borrower's premises without charge, for such time or times as GBC deems reasonable, or on GBC's premises, or elsewhere and the Collateral need not be located at the place of disposition. GBC may directly or through any affiliated company purchase or lease any Collateral at any such public disposition, and if permissible under applicable law, at any private disposition. Any sale or other disposition of Collateral shall not relieve Borrower of any liability Borrower may have if any Collateral is defective as to title or physical condition or otherwise at the time of sale; (g) Demand payment of, and collect any Receivables and General Intangibles comprising Collateral and, in connection therewith, Borrower irrevocably authorizes GBC to endorse or sign Borrower's name on all collections, receipts, instruments and other documents, to take possession of and open mail addressed to Borrower and remove therefrom payments made with respect to any item of the Collateral or proceeds thereof, and, in GBC's sole discretion, to grant extensions of time to pay, compromise claims and settle Receivables, General Intangibles and the like for less than face value; and (h) Demand and receive possession of any of Borrower's federal and state income tax returns and the books and records utilized in the preparation thereof or referring thereto. All reasonable attorneys' fees, expenses, costs, liabilities and obligations incurred by GBC with respect to the foregoing shall be added to and become part of the Obligations, shall be due on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations. Without limiting any of GBC's rights and remedies, from and after the occurrence of any Event of Default, the interest rate applicable to the Obligations shall be increased by an additional four percent per annum.

  7.3 Standards for Determining Commercial Reasonableness. Borrower and GBC agree that a sale or other disposition (collectively, sale) of any Collateral which complies with the following standards will conclusively be deemed to be commercially reasonable: (i) Notice of the sale is given to Borrower at least seven days prior to the sale, and, in the case of a public sale, notice of the sale is published at least seven days before the sale in a newspaper of general circulation in the county where the sale is to be conducted; (ii) Notice of the sale describes the collateral in general, non-specific terms; (iii) The sale is conducted at a place designated by GBC, with or without the Collateral being present; (iv) The sale commences at any time between 8:00 a.m. and 6:00 p.m: (v) Payment of the purchase price in cash or by cashier's check or wire transfer is required; (vi) With respect to any sale of any of the Collateral, GBC may (but is not obligated to) direct any prospective purchaser to ascertain directly from Borrower any and all information concerning the same. GBC shall be free to employ other methods of noticing and selling the Collateral, in its discretion, if they are commercially reasonable.

  7.4 Power of Attorney. Upon the occurrence and during the continuance of any Event of Default, without limiting GBC's other rights and remedies, Borrower grants to GBC an irrevocable power of attorney coupled with an interest, authorizing and permitting GBC (acting through any of its employees, attorneys or agents) at any time, at its option, but without obligation, with notice to Borrower, and at Borrower's expense, to do any or all of the following, in Borrower's name or otherwise, but GBC agrees to exercise the following powers in a commercially reasonable manner: (a) Execute on behalf of Borrower any documents that GBC may, in its sole discretion, deem advisable in order to perfect and maintain GBC's security interest in the Collateral, or in order to exercise a right of Borrower or GBC, or in order to fully consummate all the transactions contemplated under this Agreement, and all other present and future agreements; (b) Execute on behalf of Borrower any document exercising, transferring or assigning any option to purchase, sell or otherwise dispose of or to lease (as lessor or lessee) any real or personal property which is part of GBC's Collateral or in which GBC has an interest; (c) Execute on behalf of Borrower, any invoices relating to any Receivable, any draft against any Account Debtor and any notice to any Account Debtor, any proof of claim in bankruptcy, any Notice of Lien, claim of mechanic's, materialman's or other lien, or assignment or satisfaction of mechanic's, materialman's or other lien; (d) Take control in any manner of any cash or non-cash items of payment or proceeds of Collateral; endorse the name of Borrower upon any instruments, or documents, evidence of payment or Collateral that may come into GBC's possession; (e) Endorse all checks and other forms of remittances received by GBC; (f) Pay, contest or settle any lien, charge, encumbrance, security interest and adverse claim in or to any of the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (g) Grant extensions of time to pay, compromise claims and settle Receivables and General Intangibles for less than face value and execute all releases and other documents in connection therewith; (h) Pay any sums required on account of Borrower's taxes or to secure the release of any liens therefor, or both: (i) Settle and adjust, and give releases of, any insurance claim that relates to any of the Collateral and obtain payment therefor; (j) Instruct any third party having custody or control of any books or records belonging to, or relating to, Borrower to give G BC the same rights of access and other rights with respect thereto as GBC has under this Agreement; and (k) Take any action or pay any sum required of Borrower pursuant to this Agreement and any other present or future agreements. Any and all reasonable sums paid and any and all reasonable costs, expenses, liabilities, obligations and reasonable attorneys' fees incurred by GBC with respect to the foregoing shall be added to and become part of the Obligations, shall be payable on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations. In no event shall GBC's rights under the foregoing power of attorney or any of GBC's other rights under this Agreement be deemed to indicate that GBC is in control of the business, management or properties of Borrower.

  7.5 Application of Proceeds. All proceeds realized as the result of any sale or other disposition of the Collateral shall be applied by GBC first to the reasonable costs, expenses, liabilities, obligations and attorneys' fees incurred by GBC in the exercise of its rights under this Agreement, second to the interest due upon any of the Obligations, and third to the principal of the Obligations, in such order as GBC shall determine in its sole discretion. Any surplus shall be paid to Borrower or other persons legally entitled thereto; Borrower shall remain liable to GBC for any deficiency. If GBC, in its sole discretion, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, GBC shall have the option, exercisable at any time, in its sole discretion, of either reducing the Obligations by the principal amount of purchase price or deferring the reduction' of the Obligations until the actual receipt by GBC of the cash therefor.

  7.6 Remedies Cumulative. In addition to the rights and remedies set forth in this Agreement, GBC shall have all the other rights and remedies accorded a secured party under the California Uniform Commercial Code and under all other applicable laws, and under any other instrument or agreement now or in the future entered into between GBC and Borrower, and all of such rights and remedies are cumulative and none is exclusive. Exercise or partial exercise by GBC of one or more of its rights or remedies shall not be deemed an election, nor bar GBC from subsequent exercise or partial exercise of any other rights or remedies. The failure or delay of GBC to exercise any rights or remedies shall not operate as a waiver thereof, but all rights and remedies shall continue in full force and effect until all of the Obligations have been fully paid and performed.

8. DEFINITIONS. As used in this Agreement, the following terms have the following meanings:

  Account Debtor means the obligor on a Receivable.
  --------------

  Affiliate means, with respect to any Person, a relative, partner, shareholder,
  ---------
director, officer, or employee of such Person, or any parent or subsidiary of such Person, or any Person controlling, controlled by or under common control with such Person.

  Agreement and this Agreement means this Loan and Security Agreement and all
  ---------     --------------
modifications and amendments thereto, extensions thereof, and replacements therefor.

  Business Day means a day on which GBC is open for business.
  ------------

  Code means the Uniform Commercial Code as adopted and in effect in the State
  ----
of California from time to time.

  Collateral has the meaning set forth in Section 2. l above.
  ----------

  Default means any event which with notice or passage of time or both, would
  -------
constitute an Event of Default.

  Deposit Account has the meaning set forth in Section 9105 of the Code.
  ---------------

  Eligible Receivables means unconditional Receivables arising in the ordinary
  --------------------
course of Borrower's business from the completed sale of goods or rendition of services. which GBC, in its sole judgment, shall deem eligible for borrowing, based on such considerations as GBC may from time to time deem appropriate.

  Equipment means all of Borrower's present and hereafter acquired machinery,
  ---------
molds, machine tools, motors. furniture, equipment, furnishings, fixtures, trade fixtures, motor vehicles, tools, parts, dyes, jigs, goods and other tangible personal property (other than Inventory) of every kind and description used in Borrower's operations or owned by Borrower and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions or improvements to any of the foregoing, wherever located.

  Event of Default means any of the events set forth in Section 7.1 of this
  ----------------
Agreement.

  General Intangibles means all general intangibles of Borrower, whether now
  -------------------
owned or hereafter created or acquired by Borrower, including, without limitation, all choses in action, causes of action, corporate or other business records, Deposit Accounts, inventions, designs, drawings, blueprints, patents, patent applications, trademarks and the goodwill of the business Symbolized thereby, names, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, security and other deposits, rights in all litigation presently or hereafter pending for any cause or claim {whether in contract, tort or otherwise), and all judgments now or hereafter arising therefrom, all claims of Borrower against GBC, rights to purchase or sell real or personal property, rights as a licensor or licensee of any kind, royalties, telephone numbers, proprietary information. purchase orders, and all insurance policies and claims (including life insurance, key man insurance, credit insurance, liability insurance, property insurance and other insurance), tax refunds and claims, computer programs, discs, tapes and tape files, claims under guaranties, security interests or other security held by or granted to Borrower, all rights to indemnification and all other intangible property of every kind and nature (other than Receivables).

  Guarantor means any Person who has guaranteed any ()t' the Obligations.
  ---------

  Inventory means all of Borrower's now owned and hereafter acquired goods,
  ---------
merchandise or other personal property, wherever located, to be furnished under any contract of service or held for sale or lease {,including all raw materials, work in process, finished goods and goods in transit), and all materials and supplies of every kind. nature and description which are or might be used or consumed in Borrower's business or used in connection with the manufacture packing, shipping, advertising selling or finishing of such goods, merchandise or other personal property, and all warehouse receipts, documents of title and other documents representing any of the foregoing.

  Obligations means all present and future Loans, advances, debts, liabilities,
  -----------
obligations, guaranties, covenants, duties and indebtedness at any time owing by Borrower to GBC, whether evidenced by this Agreement or any note or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, banker's acceptance, loan, guaranty. indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment and any participation by GBC in Borrower's debts owing to others), absolute or contingent, due or to become due, including, without limitation, all interest, charges, expenses, tees, attorney's fees, expert witness fees, audit fees. letter of credit fees, loan fees, termination fees. minimum interest charges and any other sums chargeable to Borrower under this Agreement or under any other present or future instrument or agreement between Borrower and GBC.

  Permitted Liens means the following: (i) purchase money security interests in
  ---------------
specific items of Equipment; (ii) leases of specific items of Equipment; (iii) liens for taxes not yet payable; (iv) additional security interests and liens which are subordinate to the security interest in favor of GBC and are consented to in writing by GBC (which consent shall not be unreasonably withheld); (v) security interests being terminated substantially concurrently with this Agreement; (vi) liens of materialmen, mechanics, warehousemen, carriers, or other similar liens arising in the ordinary course of business and securing obligations which are not delinquent; (vii)liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by liens of the type described above in clauses (i) or (ii) above, provided that any extension, renewal or replacement lien is limited to the property encumbered by the existing lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase; (viii) Liens in favor of customs and revenue authorities which secure payment of customs duties in connection with the importation of goods. GBC will have the right to require, as a condition to its consent under subparagraph (iv) above, that the holder of the additional security interest or lien sign an intercreditor agreement on GBC's then standard form, acknowledge that the security interest is subordinate to the security interest in favor of GBC, and agree not to take any action to enforce its subordinate security interest so long as any Obligations remain outstanding, and that Borrower agree that any uncured default in any obligation secured by the subordinate security interest shall also constitute an Event of Default under this Agreement.

  Person means any individual, sole proprietorship, partnership, joint venture,
  ------
trust, unincorporated organization, association, corporation, government, or any agency or political division thereof, or any other entity.

  Receivables means all of Borrower's now owned and hereafter acquired accounts
  -----------
(whether or not earned by performance), letters of credit, contract rights, chattel paper, instruments, securities, documents and all other forms of obligations at any time owing to Borrower, all guaranties and other security therefor, all merchandise returned to or repossessed by Borrower, and all rights of stoppage in transit and all other rights or remedies of an unpaid vendor, lienor or secured party.

  Other Terms. All accounting terms used in this Agreement, unless otherwise
  -----------
indicated, shall have the meanings given to such terms in accordance with generally accepted accounting principles, consistently applied. All other terms contained in this Agreement, unless otherwise indicated, shall have the meanings provided by the Code, to the extent such terms are defined therein.

9. GENERAL PROVISIONS.

  9.1 Interest Computation. In computing interest on the Obligations. all checks, wire transfers and other items payment received by GBC (including proceeds of Receivables and payment of the Obligations in full) shall be deemed applied by GBC on account of the Obligations three Business Days after receipt by GBC of immediately available funds. GBC shall not, however, be required to credit Borrower's account for the amount of any item of payment which is unsatisfactory to GBC in its discretion, and GBC may charge Borrower's Loan account for the amount of any item of payment which is returned to GBC unpaid.

  9.2 Application of Payments. All payments with respect to the Obligations may be applied, and in GBC's sole discretion reversed and re-applied, to the Obligations, in such order and manner as GBC shall determine in its sole discretion.

  9.3 Charges to Account. GBC may, in its discretion, require that Borrower pay monetary Obligations in cash to GBC, or charge them to Borrower's Loan account, in which event they will bear interest at the same rate applicable to the Loans.

  9.4 Monthly Accountings. GBC shall provide Borrower monthly with an account of advances, charges, expenses and payments made pursuant to this Agreement. Such account shall be deemed correct, accurate and binding on Borrower and an account stated (except for reverses and reapplications of payments made and corrections of errors discovered by GBC), unless Borrower notifies GBC in writing to the contrary within sixty days after each account is rendered, describing the nature of any alleged errors or admissions.

  9.5 Notices. All notices to be given under this Agreement shall be in writing and shall be given either personally or by reputable private delivery service or by regular first-class mail, or certified mail return receipt requested, addressed to GBC or Borrower at the addresses shown in the heading to this Agreement, or at any other address designated in writing by one party to the other party. All notices shall be deemed to have been given upon delivery in the case of notices personally delivered, or at the expiration of one Business Day following delivery to the private delivery service, or two Business Days following the deposit thereof in the United States mail, with postage prepaid.

  9.6 Severability. Should any provision of this Agreement be held by any court of competent jurisdiction to be void or unenforceable, such defect shall not affect the remainder of this Agreement, which shall continue in full force and effect.

  9.7 Integration. This Agreement and such other written agreements, documents and instruments as may be executed in connection herewith are the final, entire and complete agreement between Borrower and GBC and supersede all prior and contemporaneous negotiations and oral representations and agreements, all of which are merged and integrated in this Agreement. There are no oral
                                                   -----------------
understandings, representations or agreements between the parties which are not
-------------------------------------------------------------------------------
set forth in this Agreement or in other written agreements signed by the,
-------------------------------------------------------------------------
parties in connection herewith.
-------------------------------

  9.8 Waivers. The failure of GBC at any time or times to require Borrower to strictly comply with any of the provisions of this Agreement or any other present or future agreement between Borrower and GBC shall not waive or diminish any right of GBC later to demand and receive strict compliance therewith. Any waiver of any default shall not waive or affect any other default, whether prior or subsequent, and whether or not similar. None of the provisions of this Agreement or any other agreement now or in the future executed by Borrower and delivered to GBC shall be deemed to have been waived by any act or knowledge of GBC or its agents or employees, but only by a specific written waiver signed by an authorized officer of GBC and delivered to Borrower. Borrower waives demand, protest, notice of protest and notice of default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension or renewal of any commercial paper, instrument, account, General Intangible, document guaranty at any time held by GBC on which Borrower is or may in any way be liable, and notice of any action taken by GBC, unless expressly required by this Agreement.

  9.9 Amendment. The terms and provisions of this Agreement may not be waived or amended, except in a writing executed by Borrower and a duly authorized officer of GBC.

  9.10 Time of Essence. Time is of the essence in the performance by Borrower of each and every obligation under this Agreement.

  9.11 Attorneys Fees and Costs. Borrower shall reimburse GBC for all reasonable attorneys' fees and all filing, recording, search, title insurance, appraisal, audit, and other reasonable costs incurred by GBC, pursuant to, or in connection with, or relating to this Agreement (whether or not a lawsuit is filed), including, but not limited to, any reasonable attorneys' fees and costs GBC incurs in order to do the following: prepare and negotiate this Agreement and the documents relating to this Agreement; obtain legal advice in connection with this Agreement or Borrower; enforce, or seek to enforce, any of its rights; prosecute actions against, or defend actions by, Account Debtors; commence, intervene in, or defend any action or proceeding; initiate any complaint to be relieved of the automatic stay in bankruptcy; file or prosecute any probate claim, bankruptcy claim, third-party claim, or other claim; examine, audit, copy, and inspect any of the Collateral or any of Borrower's books and records; protect, obtain possession of, lease, dispose of, or otherwise enforce GBC's security interest in, the Collateral; and otherwise represent GBC in any litigation relating to Borrower. If either GBC or Borrower files any lawsuit against the other predicated on a breach of this Agreement, the prevailing party in such action shall be entitled to recover its reasonable costs and attorneys' tees, including (but not limited to) reasonable attorneys' fees and costs incurred in the enforcement of, execution upon or defense of any order, decree, award or judgment. All attorneys' fees and costs to which GBC may be entitled pursuant to this Paragraph shall immediately become part ~t' Borrower's Obligations, shall be due on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations.

  9.12 Benefit of Agreement. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, heirs, beneficiaries and representatives of Borrower and GBC; provided, however, that Borrower may not assign or transfer any of its rights under this Agreement without the prior written consent of GBC, and any prohibited assignment shall be void. No consent by GBC to any assignment shall release Borrower from its liability/'or the Obligations.

  9.13 Joint and Several Liability. If Borrower consists of more than one Person, their liability shall be joint and several, and the compromise of any claim with, or the release of, any Borrower shall not constitute a compromise with, or a release of, any other Borrower.

  9.14 Security Interest Termination. Upon full, final and irrevocable payment and satisfaction of all of the Obligations and the Loans, GBC shall terminate its security interest in all of the Collateral and shall file appropriate filings in the required governmental offices in order to effectuate such termination.

  9.15 Paragraph Headings; Construction. Paragraph headings are only used in this Agreement for convenience. Borrower and GBC acknowledge that the headings may not describe completely the subject matter of the applicable paragraph, and the headings shall not be used in any manner to construe, limit, define or interpret any term or provision of this Agreement. The term "including", whenever used in this Agreement, shall mean "including (but not limited to)". This Agreement has been fully reviewed and negotiated between the parties and no uncertainty or ambiguity in any term or provision of this Agreement shall be construed strictly against GBC or Borrower under any rule of construction or otherwise.

  9.16 Cross-Default (Viacom). Any default by Borrower under the terms of that certain Convertible Senior Subordinated Promissory Note dated November 18, 1996 in the amount of $1,864,000 executed by Borrower, as Maker, in favor of Viacom International Inc., as Payee, or any other agreement between Borrower and Viacom International Inc. (collectively, the "Viacom Agreements") shall constitute a Default and an Event of Default under this Agreement. Within 24 hours after receipt of written or oral notice from Viacom that Borrower is in default under any of the Viacom Agreements, Borrower shall give notice thereof, in writing, to GBC. Additionally,

Borrower shall monthly provide to GBC a written Certificate signed by an officer of Borrower representing that no default has occurred under any of the Viacom Agreements and that no oral or written notice of default has been received from Viacom with respect to any of the Viacom Agreements.

  9.17 Governing Law; Jurisdiction; Venue. This Agreement and all acts and transactions hereunder and all rights and obligations of GBC and Borrower shall be governed by the laws of the State of California. As a material part of the consideration to GBC to enter into this Agreement, Borrower (i) agrees that all actions and proceedings relating directly or indirectly to this Agreement shall, at GBC's option, be litigated in courts located within California, and that the exclusive venue therefor shall be Los Angeles County; (ii) consents to the jurisdiction and venue of any such court and consents to service of process in any such action or proceeding by personal delivery or any other method permitted by law; and (iii) waives any and all rights Borrower may have to object to the jurisdiction of any such court, or to transfer or change the venue of any such action or proceeding.

  9.18 Mutual Waiver of Jury Trial. BORROWER AND GBC EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO, THIS AGREEMENT OR ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN GBC AND BORROWER, OR ANY CONDUCT, ACTS OR OMISSIONS OF GBC OR BORROWER OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH GBC OR BORROWER, IN ALL OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

 Borrower:

     MPATH INTERACTIVE, INC.


     By /s/ Lynn Heublein
        --------------------------------
          President or Vice President


     By /s/ Jeffrey Y. Suto
        --------------------------------
          Secretary or Ass't Secretary


 GBC:


     GREYROCK BUSINESS CREDIT,
     a Division of NationsCredit Commercial
     Corporation


     By /s/ Lisa Nagano    Lisa Nagano
        -------------------------------
     Title  Senior Vice President
        -------------------------------
greyrock

       business credit

       a NationsBank Company


                                  Schedule to

                          Loan and Security Agreement



Borrower:  Mpath Interactive, Inc.
Address:   665 Clyde Avenue
           Mountain View, California 94043



Date:          July 29,1998



This Schedule is an integral part of the Loan and Security Agreement between Greyrock Business Credit, a Division of NationsCredit Commercial Corporation
(GBC) and the above-borrower (Borrower) of even date.


================================================================================

1. CREDIT LIMIT (Section 1.1):


                       An amount not to exceed the lesser of $4,000,000 or the sum of the following'

                            (a) The lesser of (i) $1,500,000 at any one time outstanding, or 80% of the amount of Borrower's Eligible Receivables (as defined in Section 8 above), plus

                            (b) The unpaid principal balance of the Term Loan in the original principal amount of $1,500,000 being made concurrently herewith by GBC to Borrower (the "Term Loan") and evidenced by the Secured Promissory Note ("Term Note") of even date herewith made by Borrower to the order of GBC; plus

                            (c) The unpaid principal balance of the Equipment Loans referred to below.

                       Equipment Loans.
                       ----------------

                            (1) GBC will make Loans (the "Equipment Loans") to Borrower in an amount equal to 100% of the net purchase price of equipment purchased and delivered to Borrower prior to or after the date hereof and acceptable to GBC in its discretion (provided that not more than $1,000,000 in Equipment Loans shall be made hereunder).

                            (2) The "net purchase price" of Equipment means the purchase price thereof, as shown on the applicable invoice, netof all charges for taxes, freight, delivery, insurance, set-up, training, manuals, fees, service charges and other similar items.

                            (3) Equipment Loans shall be made in disbursements of not less than $250,000 each.

                            (4) Each Equipment Loan shall be repaid by the Borrower to GBC in 48 equal monthly payments of principal, commencing on the first day of the first month after such Equipment Loan was disbursed and continuing until the earlier of the date such Equipment Loan has been paid in full or the date this Agreement terminates by its terms or is terminated, as provided in Sections 6.1-6.2 above, at which date the entire unpaid principal balance of the Equipment Loans, plus all accrued and unpaid interest thereon, shall be due and payable.

                            (5) Accrued interest on the Equipment Loans shall be paid monthly on the last day of each month as provided in Section 1.2 above.

                            (6) Equipment Loans may not be repaid and reborrowed.

                       Term Loan.
                       ---------

                            The Term Loan shall bear interest and be repayable on the terms set forth in the Term Note.

================================================================================

2. INTEREST.

     Interest Rate (Section 1.2):

                       A rate equal to the "Prime Rate" plus 2% per annum, calculated on the basis of a 360-day year for the actual number of days elapsed. The interest rate applicable to all Loans shall be adjusted monthly as of the first day of each month, and the interest to be charged for each month shall be based on the highest "Prime Rate" in effect during said month, but in no event shall the rate of interest charged on any Loans in any month be less than 8% per annum. "Prime Rate" means the actual "Reference Rate" or the substitute therefor of the Bank of America NT & S A whether or not that rate is the lowest interest rate charged by said bank. If the Prime Rate, as defined, is unavailable, "Prime Rate" shall mean the highest of the prime rates published in the Wall Street Journal on the first business day of the month, as the base rate on corporate loans at large U.S. money center commercial banks.

================================================================================

3. FEES (Section 1.3/Section 6.2):


     Loan Fee:         $40,000, payable concurrently herewith.
     Termination Fee:  n/a

     NSF Check Charge: $15.00 per item.

     Wire Transfers:          $15.00 per transfer.

================================================================================

4. MATURITY DATE

  (Section 6. l):      June 30, 1999, subject to automatic renewal as provided
                       in Section 6.1 above, and early termination as provided in Section 6.2 above.

                       Borrower shall not be required to pay a renewal fee on account of any automatic renewal as provided in Section
                       6.1 above provided Borrower is not then in Default or there is not then an existing Event of Default.

================================================================================

5. REPORTING.

   (Section 5.2):

                 Borrower shall provide GBC with the following'

                    1. Annual financial statements, as soon as available, and in any event within 180 days following the end of Borrower's fiscal year, certified by independent certified public accountants acceptable to GBC.

                    2. Quarterly unaudited financial statements, as soon as
                       available, and in any event within 45 days after the end of each fiscal quarter of Borrower.

                    3. Monthly unaudited financial statements, as soon as
                       available, and in any event within 30 days after the end of each month.

                    4. Monthly Receivable agings, aged by invoice date, within
                       15 days after the end of each month.

                    5. Monthly accounts payable agings, aged by invoice date,
                       and outstanding or held check registers within 15 days after the end of each month.

================================================================================

6. BORROWER INFORMATION:

     Prior Names of
     Borrower
     (Section 3.2):    Amber Software, Inc.

     Prior Trade
     Names of Borrower
     (Section 3.2):    None

     Existing Trade
     Names of Borrower
     (Section 3.2):    Mplayer, Mpath Foundation, Mplayer.com

     Other Locations and
     Addresses (Section 3.3):  See Exhibit A hereto

     Material Adverse
     Litigation (Section 3.10):  See Exhibit A hereto

================================================================================

7. OTHER COVENANTS:

                       (1) Warrants. The Borrower shall concurrently provide GBC
                           with five-year warrants to purchase 23,000 shares of common stock of the Borrower, on the terms set forth in the Warrant to Purchase Stock and related documents being executed concurrently with this Agreement, at $5.40 per share. Such warrants shall contain such terms and provisions as Borrower and GBC shall agree. In addition, concurrently, Borrower and GBC shall enter into an Anti-Dilution Agreement and Registration Rights Agreement in such form as Borrower and GBC shall agree. Said warrants shall be deemed fully earned on the date hereof, shall be in addition to all interest and other fees, and shall be non-refundable.

                       (2) Corporate Structure. Borrower represents and warrants
                           to GBC that it has no subsidiaries other than Catapult, which is and shall, during the term hereof, continue to be inactive and has and shall, during the term hereof, continue to have assets of less than $25,000.

                       (3) Copyright Filings. Concurrently, Borrower is
                           executing and delivering to GBC a Security Agreement in Copyrighted Works (the "Copyright Agreement"). Within 60 days after the date hereof, Borrower shall
                           (i) cause all of its computer software, the licensing of which results in Receivables, to be registered with the United States Copyright Office, (ii) complete the Exhibits to the Copyright Agreement with all of the information called for with respect to such software, (iii) cause the Copyright Agreement to be recorded in the United States Copyright Office, and (iv) provide evidence of such recordation to GBC.


Borrower:                            GBC:

 MPATH INTERACTIVE, INC.             GREYROCK BUSINESS CREDIT,
                                     a Division of NationsCredit Commercial
                                     Corporation

 By /s/ Lynn Heublein
    -----------------------------
    President or Vice President      By /s/ Lisa Nagano
                                        ----------------------------------

                                     Title /s/ SVP
                                          --------------------------------

By /s/ Jeffrey Y. Suto
   -------------------------------
    Secretary or Ass't Secretary
greyrock

       business credit a NationsBank Company


                          Amendment to Loan Documents



Borrower:  Mpath Interactive, Inc.
Address:   665 Clyde Avenue
           Mountain View, CA 94043



Date:      July 31, 1998



     THIS AMENDMENT TO LOAN DOCUMENTS is entered into between GREYROCK BUSINESS CREDIT, a Division of NationsCredit Commercial Corporation ("GBC"), whose address is 10880 Wilshire Blvd., Suite 950, Los Angeles, CA 90024 and the borrower named above ("Borrower").

     The Parties agree to amend the Loan and Security Agreement between them, dated July 29, 1998 (the "Loan Agreement") as follows. (This Amendment, the Loan Agreement, any prior written amendments to said agreements signed by GBC and the Borrower, and all other written documents and agreements between GBC and the Borrower are referred to herein collectively as the "Loan Documents". Capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Loan Agreement.)

     1. Minimum Interest. Section 2 of the Schedule to Loan and Security Agreement is hereby deleted and replaced by the following:

"2. INTEREST

     Interest Rate (Section 1.2):

                       A rate equal to the "Prime Rate" plus 2% per annum, calculated on the basis of a 360-day year for the actual number of days elapsed. The interest rate applicable to all Loans shall be adjusted monthly as of the first day of each month, and the interest to be charged for each month shall be based on the highest "Prime Rate" in effect during said month, but in no event shall the rate of interest charged on any Loans in any month be less than 8% per annum. In addition, the interest charged for each month shall be a minimum of $6,000, regardless of the amount of the Obligations outstanding. "Prime Rate means the actual "Reference Rate" or the substitute therefor of the Bank of America NT & SA whether or not that rate is the lowest interest rate charged by said
                       bank.   If the Prime Rate, as defined, is unavailable,
                       "Prime Rate" shall mean the highest of the prime rates
                       published in the   Wall Street Journal on the first
                       business day of the month, as the base rate on corporate loans at large U.S. money center commercial banks."

     2. Representations True. Borrower represents and warrants to GBC that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct.

     3. General Provisions. This Amendment, the Loan Agreement, and the other Loan Documents set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement and the other Loan Documents shall continue in full force and effect and the same are hereby ratified and confirmed.


 Borrower:                           GBC:

 MPATH INTERACTIVE, INC.             GREYROCK BUSINESS CREDIT,
                                     a Division of NationsCredit
                                     Commercial Corporation

 By /s/ Lynn Heublein
    ----------------------------
    President or Vice President      By /s/ Lisa Nagano
                                        -------------------------------

 By                                  Title  SVP
    ----------------------------          -----------------------------
    Secretary or Ass't Secretary

                    PATENT AND TRADEMARK SECURITY AGREEMENT



This PATENT AND TRADEMARK SECURITY AGREEMENT ("Agreement"), dated as of July 29, 1998, is entered into between MPATH INTERACTIVE, INC., a Delaware corporation ("Grantor"), which has a mailing address at 665 Clyde Avenue, Mountain View, California 94043, and GREYROCK BUSINESS CREDIT, a Division of NationsCredit Commercial Corporation ("GBC"), which has a mailing address at 10880 Wilshire Blvd., Suite 950, Los Angeles, CA 90024.



                                   RECITALS


     A. Grantor and GBC are, contemporaneously herewith, entering into that certain Loan and Security Agreement ("Loan Agreement") and other instruments, documents and agreements contemplated thereby or related thereto (collectively, together with the Loan Agreement, the "Loan Documents"); and

     B. Grantor is the owner of certain intellectual property, identified below, in which Grantor is granting a security interest to GBC.

     NOW THEREFORE, in consideration of the mutual promises, covenants, conditions, representations, and warranties hereinafter set forth and for other good and valuable consideration, the parties hereto mutually agree as follows:

1.  DEFINITIONS AND CONSTRUCTION.

     1.1 Definitions. The following terms, as used in this Agreement, have the following meanings:

          "Code" means the California Uniform Commercial Code, as amended and
           ----
supplemented from time to time, and any successor statute.

          "Collateral" means all of the following, whether now owned or
           ----------
hereafter acquired:

               (i) Each of the trademarks and rights and interest which are capable of being protected as trademarks (including trademarks, service marks, designs, logos, indicia, tradenames, corporate names, company names, business names, fictitious business names, trade styles, and other source or business identifiers, and applications pertaining thereto), which are presently, or in the future may be, owned, created, acquired, or used (whether pursuant to a license or otherwise) by Grantor, in whole or in part, and all trademark rights with respect thereto throughout the world, including all proceeds thereof (including license royalties and proceeds of infringement suits), and rights to renew and extend such trademarks and trademark rights;

               (ii) Each of the patents and patent applications which are presently, or in the future may be, owned, issued, acquired, or used (whether pursuant to a license or otherwise) by Grantor, in whole or in part, and all patent rights with respect thereto throughout the world, including all proceeds thereof (including license royalties and proceeds of infringement suits), foreign filing rights, and rights to extend such patents and patent rights:

               (iii) All of Grantor's right to the trademarks and trademark registrations listed on Exhibit A attached hereto, as the same may be
                             ---------
     updated hereafter from time to time;

               (iv) All of Grantor's right, title, and interest, in and to the patents and patent applications listed on Exhibit B attached hereto, as
                                                   ---------
     the same may be updated hereafter from time to time;

               (v) All of Grantor's right, title and interest to register trademark claims under any state or federal trademark law or regulation of any foreign country and to apply for, renew, and extend the trademark registrations and trademark rights, the right (without obligation) to sue or bring opposition or cancellation proceedings in the name of Grantor or in the name of GBC for past, present, and future infringements of the trademarks, registrations, or trademark rights and all rights (but not obligations) corresponding thereto in the United States and any foreign country;

               (vi) All of Grantor's right, title, and interest in all patentable inventions, and to file applications for patent under federal patent law or regulation of any foreign country, and to request reexamination and/or reissue of the patents, the right (without obligation) to sue or bring interference proceedings in the name of Grantor or in the name of GBC for past, present, and future infringements of the patents, and all rights (but not obligations) corresponding thereto in the United States and any foreign country;

               (vii) the entire goodwill of or associated with the businesses now or hereafter conducted by Grantor connected with and symbolized by any of the aforementioned properties and assets;

               (viii) All general intangibles relating to the foregoing and all other intangible intellectual or other similar property of the Grantor of any kind or nature, associated with or arising out of any of the aforementioned properties and assets and not otherwise described above; and

               (ix) All products and proceeds of any and all of the foregoing (including, without limitation, license royalties and proceeds of infringement suits) and, to the extent not otherwise included, all payments under insurance, or any indemnity, warranty, or guaranty payable by reason of loss or damage to or otherwise with respect to the Collateral.

          "Obligations" means all obligations, liabilities, and indebtedness of
           -----------
Grantor to GBC, whether direct, indirect, liquidated, or contingent, and whether arising under this Agreement, the Loan Agreement, any other of the Loan Documents, or otherwise, including all costs and expenses described in Section
9.8 hereof.

     1.2 Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, and the term "including" is not limiting. The words "hereof," "herein," "hereby," "hereunder," and other similar terms refer to this Agreement as a whole and not to any particular provision of this Agreement. Any initially capitalized terms used but not defined herein shall have the meaning set forth in the Loan Agreement. Any reference herein to any of the Loan Documents includes any and all alterations, amendments, extensions, modifications, renewals, or supplements thereto or thereof, as applicable. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against GBC or Grantor, whether under any role of construction or otherwise. On the contrary, this Agreement has been reviewed by Grantor, GBC, and their respective counsel, and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of GBC and Grantor as expressly stated herein. Headings have been set forth herein for convenience only, and shall not be used in the construction of this Agreement.

2.   GRANT OF SECURITY INTEREST.

     To secure the complete and timely payment and performance of all Obligations, and without limiting any other security interest Grantor has granted to GBC, Grantor hereby grants, assigns, and conveys to GBC a security interest, but not an ownership right, in Grantor's entire right, title, and interest in and to the Collateral.

3.   REPRESENTATIONS, WARRANTIES AND COVENANTS.

     Grantor hereby represents, warrants, and covenants except as set forth in Exhibit "A" to Schedule to Loan and Security Agreement that:

     3.1 Trademarks; Patents. A tree and complete schedule setting forth all federal and state trademark registrations owned or controlled by Grantor or exclusively licensed to Grantor, together with a summary description and full information in respect of the filing or issuance thereof and expiration dates is set forth on Exhibit A; and a tree and complete schedule setting forth all
             ---------
patent and patent applications owned or controlled by Grantor or exclusively licensed to Grantor, together with a summary description and full information in respect of the filing or issuance thereof and expiration dates is set forth on Exhibit B.
---------

     3.2 Validity; Enforceability. Each of the patents and trademarks is valid and enforceable, and Grantor is not presently aware of any past, present, or prospective claim by any third party that any of the patents or trademarks are invalid or unenforceable, or that the use of any patents or trademarks violates the rights of any third person, or of any basis for any such claims.

     3.3 Title. Grantor is the sole and exclusive owner of the entire and unencumbered right, title, and interest in and to each of the patents, patent applications, trademarks, and trademark registrations owned by Grantor, free and clear of any liens, charges, and encumbrances, including pledges, assignments, licenses, shop rights, and covenants by Grantor not to sue third persons.

     3.4 Notice. Grantor has used and will continue to use proper statutory notice in connection with its use of each of the patents and trademarks.

     3.5 Quality. Grantor has used and will continue to use consistent standards of high quality (which may be consistent with Grantor's past practices) in the manufacture, sale, and delivery of products and services sold or delivered under or in connection with the trademarks, including, to the extent applicable, in the operation and maintenance of its merchandising operations, and will continue to maintain the validity of the trademarks.

     3.6 Perfection of Security Interest. Except for the filing of a financing statement with the Secretary of State of California and filings with the United States Patent and Trademark Office necessary to perfect the security interests created hereunder, no authorization, approval, or other action by, and no notice to or filing with, any govemmental authority or regulatory body is required either for the grant by Grantor of the security interest hereunder or for the execution, delivery, or performance of this Agreement by Grantor or for the perfection of or the exercise by GBC of its rights hereunder to the Collateral in the United States.

4.   AFTER-ACQUIRED PATENT OR TRADEMARK RIGHTS.

     If Grantor shall obtain rights to any new trademarks, any new patentable inventions or become entitled to the benefit of any patent application or patent for any reissue, division, or continuation, of any patent, the provisions of this Agreement shall automatically apply thereto. Grantor shall give prompt notice in writing to GBC with respect to any such new trademarks or patents, or renewal or extension of any trademark registration. Grantor shall bear any expenses incurred in connection with future patent applications or trademark registrations. Without limiting Grantor's obligation under this Section 4, Grantor authorizes GBC to modify this Agreement by amending Exhibits A or B to
                                                            ---------------
include any such new patent or trademark rights. Notwithstanding the foregoing, no failure to so modify this Agreement or amend Exhibits A or B shall in any way
                                                ---------------
affect, invalidate or detract from GBC's continuing security interest in all Collateral, whether or not listed on Exhibit A or B.
                                     --------------

5.   LITIGATION AND PROCEEDINGS.

     Grantor shall commence and diligently prosecute in its own name, as the real party in interest, for its own benefit, and its own expense, such suits, administrative proceedings, or other action for infringement or other damages as are in its reasonable business judgment necessary to protect the Collateral. Grantor shall provide to GBC any information with respect thereto requested by GBC. GBC shall provide at Grantor's expense all necessary cooperation in connection with any such suits, proceedings, or action, including, without limitation, joining as a necessary party. Following Grantor's becoming aware thereof, Grantor shall notify GBC of the institution of, or any adverse determination in, any proceeding in the United States Patent and Trademark Office, or any United States, state, or foreign court regarding Grantor's claim of ownership in any of the patents or trademarks, its right to apply for the same, or its right to keep and maintain such patent or trademark rights.

6.   POWER OF ATTORNEY.

     Grantor hereby appoints GBC as Grantor's tree and lawful attorney, with full power of substitution, to do any or all of the following, in the name, place and stead of Grantor: (a) file this Agreement (or an abstract hereof) or any other document describing GBC's interest in the Collateral with the United States Patent and Trademark Office; (b) execute any modification of this Agreement pursuant to Section 4 of this Agreement; (c) take any action and execute any instrument which GBC may reasonably deem necessary or advisable to accomplish the purposes of this Agreement; and (d) following an Event of Default (as defined in the Loan Agreement), (i) endorse Grantor's name on all applications, documents, papers and instruments necessary for GBC to use or maintain the Collateral; (ii) ask, demand, collect, sue for, recover, impound, receive, and give acquittance and receipts for money due or to become due under or in respect of any of the Collateral' (iii) file any claims or take any action or institute any proceedings that GBC may deem necessary or desirable for the collection of any of the Collateral or otherwise enforce GBC's rights with respect to any of the Collateral, and (iv) assign, pledge, convey, or otherwise transfer title in or dispose of the Collateral to any person.

7.   RIGHT TO INSPECT.

     Grantor grants to GBC and its employees and agents the right to visit Grantor's plants and facilities which manufacture, inspect, or store products sold under any of the patents or trademarks, and to inspect the products and quality control records relating thereto at reasonable times during regular business hours.

8.   SPECIFIC REMEDIES.

     Upon the occurrence of any Event of Default (as defined in the Loan Agreement), GBC shall have, in addition to, other rights given by law or in this Agreement, the Loan Agreement, or in any other Loan Document, all of the rights and remedies with respect to the Collateral of a secured party under the Code, including the following:

     8.1 Notification. GBC may notify licensees to make royalty payments on license agreements directly to GBC;

     8.2 Sale. GBC may sell or assign the Collateral and associated goodwill at public or private sale for such amounts, and at such time or times as GBC deems advisable. Any requirement of reasonable notice of any disposition of the Collateral shall be satisfied if such notice is sent to Grantor five (5) days prior to such disposition. Grantor shall be credited with the net proceeds of such sale only when they are actually received by GBC, and Grantor shall continue to be liable for any deficiency remaining after the Collateral is sold or collected. If the sale is to be a public sale, GBC shall also give notice of the time and place by publishing a notice one time at least five (5) days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held. To the maximum extent permitted by applicable law, GBC may be the purchaser of any or all of the Collateral and associated goodwill at any public sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any public sale, to use and apply all or any part of the Obligations as a credit on account of the purchase price of any collateral payable by GBC at such sale.

9.   GENERAL PROVISIONS.

     9.1 Effectiveness. This Agreement shall be binding and deemed effective when executed by Grantor and GBC.

     9.2 Notices. Except to the extent otherwise provided herein, all notices, demands, and requests that either party is required or elects to give to the other shall be in writing and shall be governed by the notice provisions of the Loan Agreement.

     9.3 No Waiver. No course of dealing between Grantor and GBC, nor any failure to exercise nor any delay in exercising, on the part of GBC, any right, power, or privilege under this Agreement or under the Loan Agreement or any other agreement, shall operate as a waiver. No single or partial exercise of any right, power, or privilege under this Agreement or under the Loan Agreement or any other agreement by GBC shall preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege by GBC.

     9.4 Rights Are Cumulative. All of GBC's rights and remedies with respect to the Collateral whether established by this Agreement, the Loan Agreement, or any other documents or agreements, or by law shall be cumulative and may be exercised concurrently or in any order.

     9.5 Successors. The benefits and burdens of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties; provided that Grantor may not transfer any of the Collateral or any rights hereunder, without the prior written consent of GBC, except as specifically permitted hereby.

     9.6 Severability. The provisions of this Agreement are severable. If any provision of this Agreement is held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such provision, or part thereof, in such jurisdiction, and shall not in any manner affect such provision or part thereof in any other jurisdiction, or any other provision of this Agreement in any jurisdiction.

     9.7 Entire Agreement. This Agreement is subject to modification only by a writing signed by the parties, except as provided in Section 4 of this Agreement. To the extent that any provision of this Agreement conflicts with any provision of the Loan Agreement, the provision giving GBC greater rights or remedies shall govern, it being understood that the purpose of this Agreement is to add to, and not detract from, the rights granted to GBC under the Loan Agreement. This Agreement, the Loan Agreement, and the documents relating thereto comprise the entire agreement of the parties with respect to the matters addressed in this Agreement.

     9.8 Fees and Expenses. Grantor shall pay to GBC on demand all costs and "' expenses that GBC pays or incurs in connection with the negotiation, preparation, consummation, administration, enforcement, and termination of this Agreement, including: (a) reasonable attorneys' and paralegals' fees and disbursements of counsel to GBC; (b) costs and expenses (including reasonable attorneys' and paralegals' fees and disbursements) for any amendment, supplement, waiver, consent, or subsequent closing in connection with this Agreement and the transactions contemplated hereby; (c)costs and expenses of lien and title searches conducted in connection with the enforcement and termination of this Agreement; (d) taxes, fees, and other charges for filing this Agreement at the United States Patent and Trademark Office, or for filing financing statements, and continuations, and other actions to perfect, protect, and continue the security interest created hereunder; (e) sums paid or incurred to pay any amount or take any action required of Grantor under this Agreement that Grantor fails to pay or take; (f) costs and expenses of preserving and protecting the Collateral; and (g) costs and expenses (including reasonable attorneys' and paralegals' fees and disbursements) paid or incurred to enforce the security interest created hereunder, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of this Agreement, or to defend any claims made or threatened against the GBC arising out of the transactions contemplated hereby (including preparations for the consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of this Agreement or the Loan Documents regarding costs and expenses to be paid by Grantor. The parties agree that reasonable attorneys' and paralegals' fees and costs incurred in enforcing any judgment are recoverable as a separate item in addition to fees and costs incurred in obtaining the judgment and that the recovery of such attorneys' and paralegals' fees and costs is intended to survive any judgment, and is not to be deemed merged into any judgment.

     9.9 Indemnity. Grantor shall protect, defend, indemnify, and hold harmless GBC and GBC's assigns from all liabilities, losses, and costs (including without limitation reasonable attorneys' fees) incurred or imposed on GBC relating to the matters in this Agreement.

     9.10 Further Assurances. At GBC's request, Grantor shall execute and deliver to GBC any further instruments or documentation, and perform any acts, that may be reasonably necessary or appropriate to implement this Agreement, the Loan Agreement or any other agreement, and the documents relating thereto, including without limitation any instrument or documentation reasonably necessary or appropriate to create, maintain, perfect, or effectuate GBC's security interests in the Collateral.

     9.11 Release. At such time as Grantor shall completely satisfy all of the Obligations and the Loan Agreement shall be terminated, GBC shall execute and deliver to Grantor all assignments and other instruments as may be reasonably necessary or proper to terminate GBC's security interest in the Collateral, subject to any disposition of the Collateral which may have been made by GBC pursuant to this Agreement and the power of attorney contained in paragraph 6 above shall terminate. For the purpose of this Agreement, the Obligations shall be deemed to continue if Grantor enters into any bankruptcy or similar proceeding at a time when any amount paid to GBC could be ordered to be repaid as a preference or pursuant to a similar theory, and shall continue until it is finally determined that no such repayment can be ordered.

     9.12 Governing Law. The validity and interpretation of this Agreement and the rights and obligations of the parties shall be governed by the laws of the State of California, excluding its conflict of law rules to the extent such rules would apply the law of another jurisdiction, and the United States. The parties agree that all actions or proceedings arising in connection with this Agreement shall be tried and litigated only in the state and federal courts located in the County of Los Angeles, State of California or, at the sole option of GBC, in any other court in which GBC shall initiate legal or equitable proceedings and which has subject matter jurisdiction over the matter in controversy, each of Grantor and GBC waives, to the extent permitted under applicable law, any right they may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought in accordance with this Section.

     9.13 Waiver of Right to Jury Trial. GBC AND GRANTOR EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO: (I) THIS AGREEMENT; OR (II) ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN GBC AND GRANTOR; OR (III) ANY CONDUCT, ACTS OR OMISSIONS OF GBC OR GRANTOR OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH GBC OR GRANTOR; IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.


GREYROCK BUSINESS CREDIT, a                MPATH INTERACTIVE, INC.
Division of NationsCredit Commercial
Corporation

By /s/ Lisa Nagano                         By /s/ Lynn Heublein
   ------------------------------             -------------------------------

Title  SVP                                 Title vp
     --------------------------                 -----------------------------

                                  Exhibit "A"
                                  -----------

                             REGISTERED TRADEMARKS
                             ---------------------


Trademark                      Registration Date                Registration No.
---------                      -----------------                ----------------

MPLAYER                                                         2,133,005

SCRIBBLETALK                                                    2,049,911






                              PENDING TRADEMARKS
                              ------------------

Trademark                      Application Date                 Application No.
---------                      ----------------                 ---------------

MPATH

MPATH LOGO

MPATH INTERACTIVE                                               75/487,674

MPLAYER.COM

MPLAYER LOGO

WANNA PLAY                                                      75/079,847

                                  Exhibit "B"
                                  -----------

                                    PATENTS
                                    -------

Patent Description/Title        Issue Date        Patent No.    Name of Inventor
------------------------        ----------        ---------     ----------------

Improved Video Game Enhancer    4/29/97           5,624,316     Perlman et al
With Integral Modem and Smart
Card Interface

Method and Apparatus for        7/22/97           5,651,060     Cohn et al
Detecting And Recovering From
Call Waiting Interruptions to
Modem Communications



                              PATENT APPLICATIONS
                              -------------------

Description                  Filing Date       Serial No.       Name of Inventor
-----------                  -----------       ---------        ----------------

Method and Apparatus for     3/3/97            08/807,713       Cohn et al
Detecting And Recovering
from Call Waiting
Interruptions to Modem
Communications

Server Group Messaging for   2/1/96            08/595,323      Samuel et al
Interactive Applications

Server Group Messaging for   10/97             08/896,797      Samuel et al
Interactive Applications

Method and Apparatus for     12/23/97         08/996,786       Perlman et al
Loosely Synchronizing Closed
Free-Running Raster Displays

Method and Apparatus for     8/8/96           08/704,930       Perlman et al
Loosely Synchronizing the
Execution of Multiple Video
Gam Systems in a Networked
Environment

Improved Video Game Enhancer 10/15/96         08/730,604       Perlman et al
With Integral Modem and
Smart Card Interface

Improved Video Game Enhancer 12/97                             Perlman et al
With Integral Modem and
Smart Card Interface

Network Matchmaker for Peer   3/20/97          08/822,785       Grimm et al
to Peer Games

Multi-Homed Network          12/29/97          08/998,614       Grimm
Computers

Network Match Maker           3/20/97          08/821,279       Grimm et al

Network Match Maker for       3/20/97          08/822,289       Grimm et al
Client Server Games

Method and Apparatus for      6/17/97          08/876,953       Samuel et al
Match Making

System and Method for         4/23/98          09/065,763       Kwiatkowski
Spectator Server

Latency Measuring Servers     8/11/97          08/915,545       Rothschild
Spectator

Adaptable Score
Processing Computer          11/26/97          08/979,193       Grimm

Advertising Banners for      12/16/97          08/991,958       Roskowski
Destination  Web Sites

Client Server Validation      3/6/98           09/036,593       Apgar et al

Interactive Dynamic Linking   2/12/98          60/074,546       Na Remote
of Virtual Machines

Software Inventory Control    4/98                              Hastings
System (priority from 60/046,153)

Online Gaming Architecture    3/6/97           60/040,640       Rothschild et al

                                SUPPLEMENT ONE


                                      TO


                    PATENT AND TRADEMARK SECURITY AGREEMENT


This SUPPLEMENT ONE TO PATENT AND TRADEMARK SECURITY AGREEMENT ("Agreement"), dated as of December 1, 1998, is entered into between MPATH INTERACTIVE, INC., a Delaware corporation ("Grantor"), which has a mailing address at 665 Clyde Avenue, Mountain View, California 94043, and GREYROCK CAPITAL, a Division of NationsCredit Division Commercial Corporation ("Greyrock"), which has a mailing address at 10880 Wilshire Boulevard, Suite 950, Los Angeles, California 90024.

                                   RECITALS

     A. Grantor and Greyrock previously entered into a Patent and Trademark Security Agreement dated as of July 29, 1998 (the "Original Agreement"), which was recorded in the U.S. Patent and Trademark Office on August 10, 1998, Reel/Frame 1768/0083, with respect to the trademarks identified therein and on August 10, 1998, Reel/Frame 9360/0653, with respect to the patents identified therein;

     B. Grantor and Greyrock previously entered into that certain Loan and Security Agreement dated July 29, 1998 ("Loan Agreement") and other instruments, documents and agreements contemplated thereby or related thereto (collectively, together with the Loan Agreement, the "Loan Documents"); and

     C. Grantor is the owner of certain additional intellectual property, identified below, in which Grantor is granting a security interest to Greyrock; and

     D. This Agreement contains the same provisions as the Original Agreement, except for Section 3.1 which reflects the supplementation of Exhibits A and B attached to the Original Agreement by the addition of the intellectual property set forth on Exhibits A-1 and B-1 attached hereto. The Original Agreement shall continue in full force and effect with respect to the Collateral described therein.

     NOW THEREFORE, in consideration of the mutual promises, covenants, conditions, representations, and warranties hereinafter set forth and for other good and valuable consideration, the parties hereto mutually agree as follows:

1.   DEFINITIONS AND CONSTRUCTION.

     1.1 Definitions. The following terms, as used in this Agreement, have the following meanings:

          "Code" means the California Uniform Commercial Code, as amended and
           ----
supplemented from time to time, and any successor statute.

          "Collateral" means all of the following, whether now owned or
           ----------
hereafter acquired:

               (i) Each of the trademarks and rights and interest which are capable of being protected as trademarks (including trademarks, service marks, designs, logos, indicia, tradenames, corporate names, company names, business names, fictitious business names, trade styles, and other source or business identifiers, and applications pertaining thereto), which are presently, or in the future may be, owned, created, acquired, or used

(whether pursuant to a license or otherwise) by Grantor, in whole or in part, and all trademark rights with respect thereto throughout the world, including all proceeds thereof (including license royalties and proceeds of infringement suits), and rights to renew and extend such trademarks and trademark rights;

               (ii) Each of the patents and patent applications which are presently, or in the future may be, owned, issued, acquired, or used (whether pursuant to a license or otherwise) by Grantor, in whole or in part, and all patent rights with respect thereto throughout the world, including all proceeds thereof (including license royalties and proceeds of infringement suits), foreign filing rights, and rights to extend such patents and patent fights;

               (iii) All of Grantor's fight to the trademarks and trademark registrations listed on Exhibit A attached to the Original Agreement, as
                             ---------
     supplemented by Exhibit A-1 attached hereto, as the same may be updated
                     -----------
     hereafter from time to time;

               (iv) All of Grantor's right, title, and interest, in and to the patents and patent applications listed on Exhibit B attached to the
                                                   ---------
     Original Agreement, as supplemented by Exhibit B-1 attached hereto, as the
                                            -----------
     same may be updated hereafter from time to time;

               (v) All of Grantor's right, title and interest to register trademark claims under any state or federal trademark law or regulation of any foreign country and to apply for, renew, and extend the trademark registrations and trademark rights, the right (without obligation) to sue or bring opposition or cancellation proceedings in the name of Grantor or in the name of Greyrock for past, present, and future infringements of the trademarks, registrations, or trademark rights and all rights (but not obligations) corresponding thereto in the United States and any foreign country;

               (vi) All of Grantor's right, title, and interest in all patentable inventions, and to file applications for patent under federal patent law or regulation of any foreign country, and to request reexamination and/or reissue of the patents, the right (without obligation) to sue or bring interference proceedings in the name of Grantor or in the name of Greyrock for past, present, and future infringements of the patents, and all rights (but not obligations) corresponding thereto in the United States and any foreign country;

               (vii) the entire goodwill of or associated with the businesses now or hereafter conducted by Grantor connected with and symbolized by any of the aforementioned properties and assets;

               (viii) All general intangibles relating to the foregoing and all other intangible intellectual or other similar property of the Grantor of any kind or nature, associated with or arising out of any of the aforementioned properties and assets and not otherwise described above; and

               (ix) All products and proceeds of any and all of the foregoing (including, without limitation, license royalties and proceeds of infringement suits) and, to the extent not otherwise included, all payments under insurance, or any indemnity, warranty, or guaranty payable by mason of loss or damage to or otherwise with respect to the Collateral.

          "Obligations" means all obligations, liabilities, and indebtedness of
           -----------
Grantor to Greyrock, whether direct, indirect, liquidated, or contingent, and whether arising under this Agreement, the Loan Agreement, any other of the Loan Documents, or otherwise, including all costs and expenses described in Section
9.8 hereof.

     1.2 Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, and the term "including" is not limiting. The words "hereof," "herein," "hereby," "hereunder," and other similar terms refer to this Agreement as a whole and not to any particular provision of this Agreement. Any initially capitalized terms used but not defined herein shall have the meaning set forth in the Loan Agreement. Any reference herein to any of the Loan Documents includes any and all alterations, amendments, extensions, modifications, renewals, or supplements thereto or thereof, as applicable. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Greyrock or Grantor, whether under any role of construction or otherwise. On the contrary, this Agreement has been reviewed by Grantor, Greyrock, and their respective counsel, and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of Greyrock and Grantor as expressly stated herein. Headings have been set forth herein for convenience only, and shall not be used in the construction of this Agreement.

     *  as expressly stated herein

2.   GRANT OF SECURITY INTEREST.

     To secure the complete and timely payment and performance of all Obligations, and without limiting any other security interest Grantor has granted to Greyrock, Grantor hereby grants, assigns, and conveys to Greyrock a security interest but not an ownership right, in Grantor's entire right, title, and interest in and to the Collateral.

     *  , but not an ownership right,

3.   REPRESENTATIONS, WARRANTIES AND COVENANTS.

     Grantor hereby represents, warrants, and covenants, except as set forth in Exhibit "A" to the Schedule to Loan and Security Agreement, that:

     * , except as set forth in Exhibit "A" to the Schedule to Loan and Security Agreement,

     3.1       Trademarks; Patents.

               (i) A true and complete schedule setting forth all federal and state trademark registrations owned or controlled by Grantor or exclusively licensed to Grantor, together with a summary description and full information in respect of the filing or issuance thereof and expiration dates is set forth on Exhibit A to the Original Agreement, as
                                      ---------
     supplemented by Exhibit A-I attached hereto (Exhibit A to the Original
                     -----------                  ---------
     Agreement, as supplemented by Exhibit A-1 attached hereto, is hereafter
                                   -----------
     referred to as Exhibit A);
                    ----------

     *  exclusively

               (ii) A true and complete schedule setting forth all patent and patent applications owned or controlled by Grantor or exclusively licensed to Grantor, together with a summary description and full information in respect of the filing or issuance thereof and expiration dates is set forth on Exhibit B to the Original Agreement, as supplemented by Exhibit B-1
        ---------                                               -----------
     attached hereto (Exhibit B to the Original Agreement, as supplemented by
                      ---------
     Exhibit B-1 attached hereto, is hereafter referred to as Exhibit B).
                                                              ---------

     *  exclusively

     3.2 Validity; Enforceability. Each of the patents and trademarks is valid and enforceable, and Grantor is not presently aware of any past, present, or prospective claim by any third party that any of the patents or trademarks are invalid or unenforceable, or that the use of any patents or trademarks violates the rights of any third person, or of any basis for any such claims.

     3.3 Title. Grantor is the sole and exclusive owner of the entire and unencumbered right, title, and interest in and to each of the patents, patent applications, trademarks, and trademark registrations owned by Grantor, free and clear of any liens, charges, and encumbrances, including pledges, assignments, licenses, shop rights, and covenants by Grantor not to sue third persons.

     3.4 Notice. Grantor has used and will continue to use proper statutory notice in connection with its use of each of the patents and trademarks.

     3.5 Quality. Grantor has used and will continue to use consistent standards of high quality (which may be consistent with Grantor's past practices) in the manufacture, sale, and delivery of products and services sold or delivered under or in connection with the trademarks, including, to the extent applicable, in the operation and maintenance of its merchandising operations, and will continue to maintain the validity of the trademarks.

     3.6 Perfection of Security Interest. Except for the filing of a financing statement with the Secretary of State of California and filings with the United States Patent and Trademark Office necessary to perfect the security interests created hereunder, no authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either for the grant by Grantor of the security interest hereunder or for the execution, delivery, or performance of this Agreement by Grantor or for the perfection of or the exercise by Greyrock of its rights hereunder to the Collateral in the United States.

4.  AFTER-ACQUIRED PATENT OR TRADEMARK RIGHTS.

     If Grantor shall obtain rights to any new trademarks, any new patentable inventions or become entitled to the benefit of any patent application or patent for any reissue, division, or continuation, of any patent, the provisions of this Agreement shall automatically apply thereto. Grantor shall give prompt notice in writing to Greyrock with respect to any such new trademarks or patents, or renewal or extension of any trademark registration. Grantor shall bear any expenses incurred in connection with future patent applications or trademark registrations. Without limiting Grantor's obligation under this
Section 4, Grantor authorizes Greyrock to modify this Agreement by amending Exhibits A or B to include any such new patent or trademark rights.
---------------
Notwithstanding the foregoing, no failure to so modify this Agreement or amend Exhibits A or B shall in any way affect, invalidate or detract from Greyrock's
---------------
continuing security interest in all Collateral, whether or not listed on Exhibits A or B.
---------------

5.   LITIGATION AND PROCEEDINGS.

     Grantor shall commence and diligently prosecute in its own name, as the real party in interest, for its own benefit, and its own expense, such suits, administrative proceedings, or other action for infringement or other damages as are in its reasonable business judgment necessary to protect the Collateral. Grantor shall provide to Greyrock any information with respect thereto requested by Greyrock. Greyrock shall provide at Grantor's expense all necessary cooperation in connection with any such suits, proceedings, or action, including, without limitation, joining as a necessary party. Following Grantor's becoming aware thereof, Grantor shall notify Greyrock of the institution of, or any adverse determination in, any proceeding in the United States Patent and Trademark Office, or any United States, state, or foreign court regarding Grantor's claim of ownership in any of the patents or trademarks, its right to apply for the same, or its right to keep and maintain such patent or trademark rights.

6.   POWER OF ATTORNEY.

     Grantor hereby appoints Greyrock as Grantor's true and lawful attorney, with full power of substitution, to do any or all of the following, in the name, place and stead of Grantor: (a) file this Agreement (or an abstract hereof) or any other document describing Greyrock's interest in the Collateral with the United States Patent and Trademark Office; (b) execute any modification of this Agreement pursuant to Section 4 of this Agreement; (c) take any action and execute any instrument which Greyrock may reasonably deem necessary or advisable to accomplish the purposes of this Agreement; and (d) following an Event of Default (as defined in the Loan Agreement), (i) endorse Grantor's name on all applications, documents, papers and instruments necessary for Greyr0ck to use or maintain the Collateral; (ii) ask, demand, collect, sue for, recover, impound, receive, and give acquittance and receipts for money due or to become due under or in respect of any of the Collateral; (iii) file any claims or take any action or institute any proceedings that Greyrock may deem necessary or desirable for the collection of any of the Collateral or otherwise enforce Greyrock's fights with respect to any of the Collateral, and (iv) assign, pledge, convey, or otherwise transfer title in or dispose of the Collateral to any person.

     *  reasonably

7.   RIGHT TO INSPECT.

     Grantor grants to Greyrock and its employees and agents the right to visit Grantor's plants and facilities which manufacture, inspect, or store products sold under any of the patents or trademarks, and to inspect the products and quality control records relating thereto at reasonable times during regular business hours.

8.   SPECIFIC REMEDIES.

     Upon the occurrence of any Event of Default (as defined in the Loan Agreement), Greyrock shall have, in addition to, other rights given by law or in this Agreement, the Loan Agreement, or in any other Loan Document, all of the rights and remedies with respect to the Collateral of a secured party under the Code, including the following:

     8.1 Notification. Greyrock may notify licensees to make royalty payments on license agreements directly to Greyrock.

     8.2 Sale. Greyrock may sell or assign the Collateral and associated goodwill at public or private sale for such amounts, and at such time or times as Greyrock deems advisable. Any requirement of reasonable notice of any disposition of the Collateral shall be satisfied if such notice is sent to Grantor five (5) days prior to such disposition. Grantor shall be credited with the net proceeds of such sale only when they are actually received by Greyrock, and Grantor shall continue to be liable for any deficiency remaining after the Collateral is sold or collected. If the sale is to be a public sale, Greyrock shall also give notice of the time and place by publishing a notice one time at least five (5) days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held. To the maximum extent permitted by applicable law, Greyrock may be the purchaser of any or all of the Collateral and associated goodwill at any public sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any public sale, to use and apply all or any part of the Obligations as a credit on account of the purchase price of any collateral payable by Greyrock at such sale.

9.   GENERAL PROVISIONS.

     9.1 Effectiveness. This Agreement shall be binding and deemed effective when executed by Grantor and Greyrock.

     9.2 Notices. Except to the extent otherwise provided herein, all notices, demands, and requests that either party is required or elects to give to the other shall be in writing and shall be governed by the notice provisions of the Loan Agreement.

     9.3 No Waiver. No course of dealing between Grantor and Greyrock, nor any failure to exercise nor any delay in exercising, on the part of Greyrock, any right, power, or privilege under this Agreement or under the Loan Agreement or any other agreement, shall operate as a waiver. No single or partial exercise of any right, power, or privilege under this Agreement or under the Loan Agreement or any other agreement by Greyrock shall preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege by Greyrock.

     9.4 Rights Are Cumulative. All of Greyrock's fights and remedies with respect to the Collateral whether established by this Agreement, the Loan Agreement, or any other documents or agreements, or by law shall be cumulative and may be exercised concurrently or in any order.

     9.5 Successors. The benefits and burdens of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties; provided that Grantor may not transfer any of the Collateral or any rights hereunder, without the prior written consent of Greyrock, except as specifically permitted hereby.

     9.6 Severability. The provisions of this Agreement are severable. If any provision of this Agreement is held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such provision, or part thereof, in such jurisdiction, and shall not in any manner affect such provision or part thereof in any other jurisdiction, or any other provision of this Agreement in any jurisdiction.

     9.7 Entire Agreement. This Agreement is subject to modification only by a writing signed by the parties, except as provided in Section 4 of this Agreement. To the extent that any provision of this Agreement conflicts with any provision of the Loan Agreement, the provision giving Greyrock greater rights or remedies shall govern, it being understood that the purpose of this Agreement is to add to, and not detract from, the rights granted to Greyrock under the Loan Agreement. This Agreement, the Loan Agreement, and the documents relating thereto comprise the entire agreement of the parties with respect to the matters addressed in this Agreement.

     9.8 Fees and Expenses. Grantor shall pay to Greyrock on demand all costs and expenses that Greyrock pays or incurs in connection with the negotiation, preparation, consummation, administration, enforcement, and termination of this Agreement, including: (a) reasonable attorneys' and paralegals' fees and disbursements of counsel to Greyrock; (b) costs and expenses (including reasonable attorneys' and paralegals' fees and disbursements) for any amendment, supplement, waiver, consent, or subsequent closing in connection with this Agreement and the transactions contemplated hereby; (c) costs and expenses of lien and title searches conducted in connection with the enforcement and termination of this Agreement; (d) taxes, fees, and other charges for filing this Agreement at the United States Patent and Trademark Office, or for filing financing statements, and continuations, and other actions to perfect, protect, and continue the security interest created hereunder; (e) sums paid or incurred to pay any amount or take any action required of Grantor under this Agreement that Grantor fails to pay or take; (f) costs and expenses of preserving and protecting the Collateral; and (g) costs and expenses (including reasonable attorneys' and paralegals' fees and disbursements) paid or incurred to enforce the security interest created hereunder, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of this Agreement, or to defend any claims made or threatened against the Greyrock arising out of the transactions contemplated hereby (including preparations for the consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of this Agreement or the Loan Documents regarding costs and expenses to be paid by Grantor. The parties agree that reasonable attorneys' and paralegals' fees and costs incurred in enforcing any judgment are recoverable as a separate item in addition to fees and costs incurred in obtaining the judgment and that the recovery of such attorneys' and paralegals' fees and costs is intended to survive any judgment, and is not to be deemed merged into any judgment.

     * conducted in connection with the enforcement and termination of this Agreement

     9.9 Indemnity. Grantor shall protect, defend, indemnify, and hold harmless Greyrock and Greyrock's assigns from all liabilities, losses, and costs (including without limitation reasonable attorneys' fees) incurred or imposed on Greyrock relating to the matters in this Agreement.

     9.10 Further Assurances. At Greyrock's request, Grantor shall execute and deliver to Greyrock any further instruments or documentation, and perform any acts, that may be reasonably necessary or appropriate to implement this Agreement, the Loan Agreement or any other agreement, and the documents relating thereto, including without limitation any instrument or documentation reasonably necessary or appropriate to create, maintain, perfect, or effectuate Greyrock's security interests in the Collateral.

     9.11 Release. At such time as Grantor shall completely satisfy all of the Obligations and the Loan Agreement shall be terminated, Greyrock shall execute and deliver to Grantor all assignments and other instruments as may be reasonably necessary or proper to terminate Greyrock's security interest in the Collateral, subject to any disposition of the Collateral which may have been made by Greyrock pursuant to this Agreement and the power of attorney contained in paragraph 6 above shall terminate. For the purpose of this Agreement, the Obligations shall be deemed to continue if Grantor enters into any bankruptcy or similar proceeding at a time when any amount paid to Greyrock could be ordered to be repaid as a preference or pursuant to a similar theory, and shall continue until it is finally determined that no such repayment can be ordered.

     *  and the power of attorney contained in paragraph 6 above shall terminate

     9.12 Governing Law. The validity and interpretation of this Agreement and the rights and obligations of the parties shall be governed by the laws of the State of California, excluding its conflict of law roles to the extent such rules would apply the law of another jurisdiction, and the United States. The parties agree that all actions or proceedings arising in connection with this Agreement shall be tried and litigated only in the state and federal courts located in the County of Los Angeles, State of California or, at the sole option of GBC, in any other court in which GBC shall initiate legal or equitable proceedings and which has subject matter jurisdiction over the matter in controversy, each of Grantor and GBC waives, to the extent permitted under applicable law, any right they may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought in accordance with this Section.

     9.13 Waiver of Right to Jury Trial. GREYROCK AND GRANTOR EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO' (I) THIS AGREEMENT; OR (II) ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN GREYROCK AND GRANTOR; OR (III) ANY CONDUCT, ACTS OR OMISSIONS OF GREYROCK OR GRANTOR OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES,

AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH GREYROCK OR GRANTOR; IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.


GREYROCK BUSINESS CREDIT, a                 MPATH INTERACTIVE, INC.
Division of NationsCredit Commercial
Corporation


By /s/ Lisa Nagano                          By /s/ Lynn Heublein
   -------------------------------             --------------------------------
Title  SVP                                  Title
   -------------------------------             --------------------------------

                                 Exhibit "A-1"
                                 -------------



                        SUPPLEMENTAL LIST OF TRADEMARKS
                        -------------------------------



                             REGISTERED TRADEMARKS
                             ---------------------



Trademark                  Registration Date                    Registration NO.
---------                  -----------------                    ----------------

CATAPULT ENTERTAINMENT     06/17/97                             2,072,133

SYNC-O-TRON                02/25/97                             2,041,031

XBAND                      01/06/98                             2,127,521

MPATH INTERACTIVE          07/01/98                             2,171,525

WANNA PLAY                 07/28/98                             2,177,219




                              PENDING TRADEMARKS
                              ------------------


Mark                   Application Date         Application No.     Class(es)
----                   ----------------         ---------------     ---------

MPATH                  05/19/88                 75/487674

MPATH LOGO             06/23/98                 75/507431

MPLAYER.COM            06/23/98                 75/507435           El. 9 (US)

MPLAYER.COM            06/23/98                 75/507436           C1. 25 (US)

MPLAYER.COM            06/23/98                 75/507437           C1.35 (US)

MPLAYER.COM            06/23/98                 75/507432           CI. 42 (US)

                                 Exhibit "B-1"
                                 -------------


                         SUPPLEMENTAL LIST OF PATENTS
                         ----------------------------



                                PENDING PATENTS
                                ---------------


Patent Description            Filing Date     Serial No.        Name of Inventor
------------------            -----------     ----------        ----------------

Improved Video Game           12/97           08/991,490        Perlman et al.
With Enhancer Integral Modem
and Smart Card Interface

Software Inventory Control    05/98           09/075,310        Hastings
System (priority from
60/046,153)

                    SECURITY AGREEMENT IN COPYRIGHTED WORKS



     This Security Agreement In Copyrighted Works (this "Agreement") is made at Los Angeles, California as of July 29, 1998, is entered into between MPATH INTERACTIVE, INC., a Delaware corporation ("Grantor"), which has a mailing address at 665 Clyde Avenue, Mountain View, California 94043, and GREYROCK BUSINESS CREDIT, a Division of NationsCredit Commercial Corporation ("GBC"), which has a mailing address at 10880 Wilshire Blvd., Suite 950, Los Angeles, CA 90024.

                                   RECITALS

     A. GBC is providing financing to Grantor pursuant to the Loan and Security Agreement of even date herewith between GBC and Grantor (as amended from time to time, the "Loan Agreement"). Pursuant to the Loan Agreement, Grantor has granted to GBC a security interest in all of Grantor's present and future assets, including without limitation all of Grantor's present and future general intangibles, and including without limitation the "Copyrights" (as defined below), to secure all of its present and future indebtedness, liabilities, guaranties and other obligations to GBC.

     B. To supplement GBC's rights in the Copyrights, Grantor is executing and delivering this Agreement.

     NOW, THEREFORE, for valuable consideration, Grantor agrees as follows:

     1.  Assignment. To secure the complete and timely payment and performance
         ----------
of all "Obligations" (as defined in the Loan Agreement), and without limiting any other security interest Grantor has granted to GBC, Grantor hereby hypothecates to GBC and grants, assigns, and conveys to GBC a security interest, but not an ownership right, in Grantor's entire right, title, and interest in and to all of the following, now owned and hereafter acquired (collectively, the "Collateral"):

         (a) Registered Copyrights and Applications for Copyright Registrations.
             ------------------------------------------------------------------
All of Grantor's present and future United States registered copyrights and copyright registrations, including, without limitation, the registered copyrights listed in Schedule A to this Agreement (and including all of the
                     ----------
exclusive rights afforded a copyright registrant in the United States under 17 U.S.C. (S) 106 and any exclusive rights which may in the future arise by act of Congress or otherwise) and all of Grantor's present and future applications for copyright registrations (including applications for copyright registrations of derivative works and compilations) (collectively, the "Registered Copyrights"), and any and all royalties, payments, and other amounts payable to Grantor in connection with the Registered Copyrights, together with all renewals and extensions of the Registered Copyrights, the right to recover for all past, present, and future infringements of the Registered Copyrights, and all computer programs, computer databases, computer program flow diagrams, source codes, object codes and all tangible property embodying or incorporating the Registered Copyrights, and all other rights of every kind whatsoever accruing thereunder or pertaining thereto.

         (b) Unregistered Copyrights. All of Grantor's present and future
             -----------------------
copyrights which are not registered in-the United States Copyright Office (the "Unregistered Copyrights"), whether now owned or hereafter acquired, including without limitation the Unregistered Copyrights listed in Schedule B to this
                                                         ----------
Agreement, and any and all royalties, payments, and other amounts payable to Grantor in connection with the Unregistered Copyrights, together with all renewals and extensions of the Unregistered Copyrights, the right to recover for all past, present, and future infringements of the Unregistered Copyrights, and all computer programs, computer databases, computer program flow diagrams, source codes, object codes and all tangible property embodying or incorporating the Unregistered Copyrights, and all other rights of every kind whatsoever accruing thereunder or pertaining thereto. The Registered Copyrights and the Unregistered Copyrights collectively are referred to herein as the "Copyrights."

         (c) Licenses. All of Grantor's right, title and interest in and to any
             --------
and all present and future license agreements with respect to the Copyrights, including without limitation the license agreements listed in Schedule C to this
                                                              ----------
Agreement (the "Licenses").

         (d) Accounts Receivable. All present and future accounts, accounts
             -------------------
receivable and other rights to payment arising from, in connection with or relating to the Copyrights.

         (e) Proceeds. All cash and non-cash proceeds of any and all of the
             --------
foregoing.

     2.  Representations. Grantor represents and warrants except as set forth in
         ---------------
Exhibit "A" to Schedule to Loan and Security Agreement that:

         (a) Each of the Copyrights is valid and enforceable (except to the extent that the Unregistered Copyrights must be registered to be enforced);

         (b) Except for the security interest granted hereby and the licenses granted to Grantor's licensees with respect to the Copyrights in the ordinary course of business of Grantor, Grantor is (and upon creation of all future Copyrights, will be) the sole and exclusive owner of the entire and unencumbered right, title, and interest in and to each of the Copyrights and other Collateral, free and clear of any liens, charges, or encumbrances;

         (c) There is no pending claim that the use of any of the Copyrights does or may infringe upon or violate the rights of any third person nor does Grantor have knowledge of any pending or threatened infringement of any of the Copyrights by any third person.

         (d) Listed on Schedules A and B are all software copyrights owned by Grantor that fall within the scope of subdivision (g) below of this Section 2, in which Grantor has an interest, or which are used in Grantor's business.

         (e) Listed on Schedule C are all Licenses to which Grantor is a party.

         (f) Each employee, agent and/or independent contractor who has participated in the creation of the property constituting the Collateral has either executed an assignment of his or her rights of authorship to Grantor or is an employee of Grantor acting within the scope of his or her employment and was such an employee at the time of said creation.

         (g) All of Grantor's present and future (i) software, (ii) computer programs and (iii) other works of authorship subject to United States copyright protection, the sale, licensing or other disposition of which results in royalties receivable, license fees receivable, accounts receivable or other sums owing to Grantor (collectively, "Receivables"), shall be registered with the United States Copyright Office within 60 days after the date Grantor accepts any loan from GBC with respect to such Receivables and within 60 days after the date Grantor includes any such Receivables in any accounts receivable aging, borrowing base report or certificate or other similar report provided to GBC, and Grantor shall provide to GBC copies of all such registrations promptly upon the receipt of the same.

     3.  Covenants. Until all of the Obligations have been satisfied in full and
         ---------
the Loan Agreement has terminated:

         (a) Grantor shall not grant a security interest in any of the Copyrights or other Collateral to any other person and shall not enter into any agreement or take any action that is inconsistent with Grantor's obligations hereunder or Grantor's other Obligations or would impair GBC's rights, under this Agreement or otherwise, without GBC's prior written consent.

          (b) Grantor shall ensure that each use of the Copyrights described in
Section 1 of this Agreement carries a complete and accurate copyright notice.

          (c) Grantor shall use commercially reasonable efforts to preserve and defend Grantor's rights in the Copyrights unless Grantor, with the concurrence of GBC, reasonably determines that a Copyright is not worth preserving or defending.

          (d) Grantor shall undertake all reasonable measures to cause its employees, agents and independent contractors to assign to Grantor all rights of authorship to any copyrighted material in which Grantor has or may subsequently acquire any right or interest.

     4.   License Rights. Grantor may license or sublicense the Copyrights only
          --------------
in the ordinary course of business and only on a non-exclusive basis, and only to the extent of Grantor's rights and subject to GBC's security interest and Grantor's obligations under this Agreement.

     5.   GBC May Supplement. Grantor authorizes GBC to modify this Agreement by
          --------------------
amending Schedule A or B to include any future software copyrights to be included in the Copyrights. Grantor shall from time to time update the lists of Registered Copyrights and Unregistered Copyrights on Schedules A and B and lists of License Agreements on Schedule C as Grantor obtains or acquires copyrights or grants or obtains licenses in the future. Notwithstanding the foregoing, no failure to so modify this Agreement or amend Schedules A or B or C shall in any way affect, invalidate or detract from GBC's continuing security interest in all Copyrights, whether or not listed on Schedule A or B and all license agreements whether or not listed on Schedule C.

     6.   Default. Upon an Event of Default (as defined in the Loan Agreement)
          -------
GBC shall have, in addition to all of its other rights and remedies under the Loan Agreement, all rights and remedies of a secured party under the Uniform Commercial Code (as enacted in any jurisdiction in which the Copyrights or other Collateral are located or deemed to be located) or other applicable law. Upon occurrence of an Event of Default, Grantor shall, upon request of GBC, give written notice to all parties to the Licenses that all payments thereunder shall be made to GBC, and GBC may itself give such notice.

     7.   Fees and Expenses. On demand by GBC, without limiting any of the terms
          -----------------
of the Loan Agreement, Grantor shall pay all reasonable fees, costs, and expenses (including without limitation reasonable attorneys' fees and legal expenses) incurred by GBC in connection with (a) preparing this Agreement and all other documents relating to this Agreement, (b) consummating this transaction, (c) filing or recording any documents (including all taxes in connection therewith) in public offices; and (d) paying or discharging any taxes, counsel fees, maintenance fees, encumbrances, or other amounts in connection with protecting, maintaining, or preserving the Copyrights or defending or prosecuting any actions or proceedings arising out of or related to the Copyrights.

     8.   GBC's Rights. In the event that Grantor fails to use commercially
          ------------
reasonable efforts to preserve and defend Grantor's rights in the Copyrights (except as permitted by paragraph 3(c) hereof) within a reasonable period of time after learning of the existence of any actual or threatened infringement thereof, upon twenty (20) days prior written notice to Grantor, GBC shall have the right, but shall in no way be obligated to, bring suit or take any other action, in its own name or in Grantor's name, to enforce or preserve GBC's or Grantor's rights in the Copyrights. Grantor shall at the request of GBC and at Grantor's expense do any lawful acts and execute any documents requested by GBC to assist with such enforcement. In the event Grantor has not taken action to enforce or preserve GBC's and Grantor's rights in the Copyrights and GBC thereupon takes such action, Grantor, upon demand, shall promptly reimburse and indemnify GBC for all costs and expenses incurred in the exercise of GBC's or Grantor's rights under this Section 8.

     9.   No Waiver. No course of dealing between Grantor and GBC, nor any
          ---------
failure to exercise nor any delay in exercising, on the part of GBC, any right, power, or privilege under this Agreement or under the Loan Agreement or any other agreement, shall operate as a waiver. No single or partial exercise of any right, power, or privilege under this Agreement or under the Loan Agreement or any other agreement by GBC shall preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege by GBC.

     10.  Rights Are Cumulative. All of GBC's rights and remedies with respect
          ---------------------
to the Copyrights and other Collateral whether established by this Agreement, the Loan Agreement, or any other documents or agreements, or by law shall be cumulative and may be exercised concurrently or in any order.

     11.  Copyright Office. At the request of GBC, Grantor shall execute any
          ----------------
further documents necessary or appropriate to create and perfect GBC's security interest in the Copyrights, including without limitation any documents for filing with the United States Copyright Office and/or any applicable state office. GBC may record this Agreement, an abstract thereof, or any other document describing GBC's interest in the Copyrights with the United States Copyright Office, at the expense of Grantor.

     12.  Indemnity. Grantor shall protect, defend, indemnify, and hold harmless
          ---------
GBC and GBC's assigns from all liabilities, losses, and costs (including without limitation reasonable attorneys' fees) incurred or imposed on GBC relating to the matters in this Agreement, including, without limitation, in connection with GBC's defense of any infringement action brought by a third party against GBC.

     13.  Severability. The provisions of this Agreement are severable. If any
          ------------
provision of this Agreement is held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such provision, or part thereof, in such jurisdiction, and shall not in any manner affect such provision or part thereof in any other jurisdiction, or any other provision of this Agreement in any jurisdiction.

     14.  Amendments; Entire Agreement. This Agreement is subject to
          ----------------------------
modification only by a writing signed by the parties, except as provided in
Section 5 of this Agreement. To the extent that any provision of this Agreement conflicts with any provision of the Loan Agreement, the provision giving GBC greater rights or remedies shall govern, it being understood that the purpose of this Agreement is to add to, and not detract from, the rights granted to GBC under the Loan Agreement. This Agreement, the Loan Agreement, and the documents relating thereto comprise the entire agreement of the parties with respect to the matters addressed in this Agreement.

     15.  Further Assurances. At GBC's request, Grantor shall execute and
          ------------------
deliver to GBC any further instruments or documentation, and perform any acts, that may be reasonably necessary or appropriate to implement the express provisions of this Agreement, the Loan Agreement or any other agreement, and the documents relating thereto, including without limitation any instrument or documentation reasonably necessary or appropriate to create, maintain, perfect, or effectuate GBC's security interests in the Copyrights or other Collateral.

     16.  Release. At such time as Grantor shall completely satisfy all of the
          -------
Obligations and the Loan Agreement shall be terminated, GBC shall execute and deliver to Grantor all assignments and other instruments as may be reasonably necessary or proper to terminate GBC's security interest in the Copyrights, subject to any disposition of the Copyrights which may have been made by GBC pursuant to this Agreement. For the purpose of this Agreement, the Obligations shall be deemed to continue if Grantor enters into any bankruptcy or similar proceeding at a time when any amount paid to GBC could be ordered to be repaid as a preference or pursuant to a similar theory, and shall continue until it is finally determined that no such repayment can be ordered.

     17.  True and Lawful Attorney. Grantor hereby appoints GBC as Grantor's
          ------------------------
true and lawful attorney, with full power of substitution, to do any or all of the following, in the name, place and stead of Grantor: (a) execute an abstract of this Agreement or any other document describing GBC's interest in the Copyrights, for filing with the United States Copyright Office; (b) execute any modification of this Agreement pursuant to Section 5 of this Agreement; and (c) following an Event of Default (as defined in the Loan Agreement) execute any assignments, notices or transfer documents for purposes of transferring title or right to receive any of the Copyrights or other Collateral to any person, including without limitation GBC.

     18.  Successors. The benefits and burdens of this Agreement shall inure to
          ----------
the benefit of and be binding upon the respective successors and permitted assigns of the parties; provided that Grantor may not transfer any of the Collateral or any rights hereunder, without the prior written consent of GBC, except as specifically permitted hereby.

     19.  Governing Law. The validity and interpretation of this Agreement and
          -------------
the rights and obligations of the parties shall be governed by the laws of the State of California, excluding its conflict of law rules to the extent such rules would apply the law of another jurisdiction, and the United States.

     20.  Waiver of Right to Jury Trial. GBC and Grantor each hereby waive the
          -----------------------------
right to trial by jury in any action or proceeding based upon, arising out of, or in any way relating to: (i) this Agreement; or (ii) any other present or future instrument or agreement between GBC and Grantor; or (iii) any conduct, acts or omissions of GBC or Grantor or any of their directors, officers, employees, agents, attorneys or any other persons affiliated with GBC or Grantor; in each of the foregoing cases, whether sounding in contract or tort or otherwise.

     WITNESS the execution hereof as of the date first written above.


                              Grantor:

                              Mpath Interactive, Inc.



                              By /s/ Lynn Heublein
                                 -------------------------------------
                              Name (please print):


                              Lynn Heublein
                              -----------------------------------------

                              Title: Vice President
                                    -----------------------------------
                              Chairman of the Board, President, or Vice
                              President

Accepted.

GBC:

GREYROK BUSINESS CREDIT,
a Division of NationsCredit Commercial Corporation


By /s/ Lisa Nagano
  -------------------------------------
Name (please print):
                        Lisa Nagano
---------------------------------------
Title: SVP
      ---------------------------------

                                  Schedule A
                                      to
                    Security Agreement in Copyrighted Works



                            Mpath Interactive, Inc.



                             Registered Copyrights


U.S. Copyrights
---------------


TITLE OF WORK/YEAR OF              REGISTRATION                 DATE
---------------------              ------------                 ----
      CREATION                       NUMBER                  OF ISSUANCE
      --------                       ------                  -----------



       NONE

                                   Schedule B
                                       to
                    Security Agreement in Copyrighted Works



                            Mpath Interactive, Inc.



                            Unregistered Copyrights
                  (Where No Copyright Application Is Pending)



       Copyright Description
       ---------------------

       See attached list of software applications.

                                  Schedule C
                                      to
                    Security Agreement in Copyrighted Works



                            Mpath Interactive, Inc.



                              License Agreements



1. 4/15/96 Technology License Agreement with SegaSoft, Inc. amended by 11/27/96 Amendment #1, 3/28/97 Amendment #2, and 10/27/97 Amendment #3.

2. 3/31/97 Software Development and Internet Services Agreement with Sega of America, Incorporated

3.    4/15/97 Development & License Agreement with SegaSoft, Inc.

4.    5/19/97 Billing Service Agreement with Origin Systems, Inc.

5.    10/3/97 Billing Service Agreement with Multitude, Inc.

6. 10/31/97 Technology License Agreement with LG Internet Inc. as amended by 2/26/98 Amendment #1

7.    11/18/97 Source Code License Agreement with Tacit Software, Inc.

8.    1/30/98 Source Code License Agreement with Multitude, Inc.

9.    2/4/98 Agreement with Hilltop New Media, Inc.

10.   2/25/98 Source Code License Agreement (Hearts) with LG Internet Inc.

11.   3/3/98 Source Evaluation License Agreement with Papyrus (expired)

12.   3/16/98 Source Code License Agreement (Yam) with LG Internet Inc.

13.   4/13/98 Classic Game Source Code License Agreement with LG Internet Inc.

14.   9/29/95 Software License and Services Agreement with Oracle Corporation

15.   11/17/95 LOI with Portal Information Network Inc.

16. 1/22/96 Software License Agreement with Voxware, Inc. notice given by Mpath for 7/27/98 termination

17.   3/26/96 Publisher's License Agreement with PhotoDisc, Inc.

18. 8/31/96 BSAFE/TM//TIPEM/TM /OEM Master License Agreement with RSA Data Security, Inc. (RSA code is no longer in use by Mpath)

19.   11/14/96 License and Distribution Agreement with Microsoft Corporation

20.   9/15/97 Netgravity Adserver License Agreement with Netgravity, Inc.

21.   12/18/97 RTPatch Professional License Agreement with Pocket Soft, Inc.

22.   1/13/98 Letter Agreement with Transactor Networks, Inc.

23.   3/2/98 Purchase Agreement with Corporate Management Solutions, Inc.

24.   License Agreement with Pocket Soft, Inc.

25.   7/17/95 On-line Distribution Agreement with Maxis, Inc.

26.   8/28/95 On-line Distribution Agreement with Apogee Software, Ltd.

27.   9/4/95 On-line Distribution Agreement with Apogee Software, Ltd.

28.   3/21/96 On-line Game Distribution Agreement with new World Computing

29. 4/5/96 On-line Game Distribution Agreement with IntraCorp Entertainment, Inc. Terminated on bankruptcy of IntraCorp.

30.   4/15/96 Technology License Agreement with SegaSoft, Inc.

31.   4/18/96 Network License Agreement with Davidson & Associates, Inc.
      (Blizzard)

32.   5/2/96 On-line Game Service Agreement with Accolade, Inc.

33.   5/1/96 On-line Distribution Agreement with Looking Glass Technologies,
      Inc.

34.   5/3/96 On-line Distribution Agreement with Westwood Studios, Inc.

35.   5/8/96 On-line Distribution Agreement with Strategic Simulations, Inc.

36.   5/10/96 License Agreement with Id Software, Inc.

37.   6/24/96 On-line Game Service Agreem

38.   ent with Domark Software, Inc. Domark subsequently assigned to Eidos.

39. 8/15/96 Letter of Agreement with Epicenter Inc. (Epicenter subsequently changed corporate name to Timsink.)

40. 9/24/96 First Amendment to On-line Distribution Agreement with Strategic Simulations, Inc.

41.   9/27/96 On-line Game Service Agreement with Reality Bytes, Inc.

42.   10/1/96 First Amendment to Network License Agreement with Davidson
      (Blizzard)

43.   10/14/96 Software Purchase Agreement with Dubois, Paul

44.   10/18/96 On-line Game Service Agreement with Hasbro Interactive, Inc.

45. 12/9/96 Second Amendment to On-line Distribution Agreement with Strategic Simulations, Inc.

46.   1/9/97 On-line Game Service Agreement with 7/~ /Level, Inc. (Amended
      4/1/97)

47.   2/20/97 On-line Game Service Agreement with Interactive Magic Inc.

48.   3/20/97 Letter Agreement with Kirsch, Dave

49.   3/21/97 On-line Game Service Agreement with Megamedia Corporation

50.   3/26/97 Mplayer Game Service Agreement with Electronic Arts Inc.

51.   3/28/97 Letter Agreement Dnylchuck, Michael

52.   3/31/97 Letter Agreement with Fortress Software

53. 4/3/97 Second Amendment to On-line Distribution Agreement with Westwood Studios, Inc.

54.   4/8/97 On-line Game Service Agreement with S.E.A. Multimedia

55.   5/8/97 On-line Game Service Agreement with Access Software, Inc.

56.   5/30/97 On-line Game Service Agreement with ABC Multimedia, Inc.

57.   6/16/97 Master Content Agreement with Electronic Arts Inc.

58.   6/17/97 On-line Game Service Agreement with MGM Interactive, Inc.

59.   6/25/97 On-line Game Service Agreement with Broderbund Software, Inc.

60. 6/29/97 On-line Game Service Agreement with Bethesda, a division of Media Technology Limited

61.   7/25/97 On-line Game Service Agreement with Blue Byte Software GmbH

62.   8/11/97 On-line Game Service Agreement with Psygnosis Limited

63.   8/22/97 On-line Game Service Agreement with Kalisto Technologies S.A.

64.   9/12/97 On-line Game Service Agreement with Eidos Interactive Limited

65. 9/22/97 First Amendment to On-line Game Service Agreement with Blue Byte Software GmbH

66.   10/13/97 On-line Game Service Agreement with Talonsoft, Inc.

67.   10/15/97 On-line Game Service Agreement with Objectmedia, Inc.

68.   10/20/97 Letter Agreement with Wright, David

69. 10/22/97 On-line Game Service Agreement with Panasonic Interactive Media Company doing business as Ripcord

70.   10/30/97 Mplayer Game Service Agreement with Activision, Inc.

71.   11/7/97 License Agreement with Id Software, Inc.

72.   12/2/97 Unreal Software License Agreement with Epic MegaGames, Inc.

73.   12/30/97 Mplayer Game Service Agreement with Activision Inc.

74.   1/6/98 On-line Game Service Agreement with Simutronics Corporation

75.   3/10/98 On-line Game Service Agreement with Lyra LLC

76.   3/26/98 On-line Chessmaster Game Service Agreement with Mindscape, Inc.

77.   3/26/98 On-line Game Service Agreement with Mindscape, Inc.

78. 3/30/98 First Amendment to On-line Game Service Agreement with Bethesda, a division of Media Technology Limited

79.   4/22/98 On-line Game Service Agreement with Red Storm Entertainment, Inc.

80. 4/22/98 On-line Game Service Agreement with FASA Interactive Technologies, Inc.

81. 4/3/98 Web Content Agreement with Larry Green to provide strategy pages for various games

82. 4/3/98 Web Content Agreement with Jacob Robinson to provide action game news

83. 10/28/97 Technology License Agreement with LG Internet Inc. LG Internet is licensed exclusively to operate mplayer.com in South Korea

84. 2/11/98 Preliminary Joint Operation Agreement with Eidos Interactive Limited contemplates the operation, by Eidos, of mplayer.com in the United Kingdom

85.   11/6/97 Email License with Jeffrey Donovan

86.   11/7/97 Email License with Karl Homell

87.   12/4/97 Email License with Steffen Solem

88.   1/21/98 Email License with Steve Baker

89.   1/22/98 Email License with Karl Homell

90.   1/22/98 Email License with Logic Bomb, Inc.

91.   1/26/98 Email License with Maciek Drejak

92.   4/10/98 Email License with Dan Suceava

93.   4/29/98 Email License with Eben Upton


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